IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

$822,466,200 (Approximate) STARM Mortgage Loan Trust 2007-4 GS Mortgage Securities Corp., Depositor Mortgage Pass-Through Certificates, Series 2007-4

Description of the Offered Certificates:

Certificates	Collateral Group	Approximate Certificate Balance(1)	Expected Ratings (S&P/Fitch/ Moody’s)	Expected Credit Enhancement Percentage(2)	Certificate Type	Approximate Initial Certificate Rate(3)	Estimated Avg. Life (yrs) CPB(4)	Estimated Avg. Life (yrs) Call(5)	Principal Payment Window CPB(4)	Principal Payment Window Call(5)	Pricing Speed
1A1	Group 1	$19,662,000	AAA/AAA/Aaa	12.00%	Super Senior	[6.20742%]	1.91	3.29	Oct07-Jul10	Oct07-Feb23	25 CPB
1A2	Group 1	$1,341,000	AAA/AAA/Aaa	6.00%	Senior Support	[6.20742%]	1.91	3.29	Oct07-Jul10	Oct07-Feb23	25 CPB
2A1	Group 2	$178,846,000	AAA/AAA/Aaa	12.00%	Super Senior	[5.62329%](6)	2.53	3.29	Oct07-Jul12	Oct07-Feb23	25 CPB
2X	Group 2	$178,846,000(7)	AAA/AAA/Aaa		IO	[0.50000%](6)
2A2	Group 2	$12,195,000	AAA/AAA/Aaa	6.00%	Senior Support	[6.12329%]	2.53	3.29	Oct07-Jul12	Oct07-Feb23	25 CPB
3A1	Group 3	$418,337,000	AAA/AAA/Aaa	12.00%	Super Senior	[6.02227%]	2.87	3.29	Oct07-Jul14	Oct07-Feb23	25 CPB
3A2	Group 3	$28,524,000	AAA/AAA/Aaa	6.00%	Senior Support	[6.02227%]	2.87	3.29	Oct07-Jul14	Oct07-Feb23	25 CPB
4A1	Group 4	$114,971,000	AAA/AAA/Aaa	12.00%	Super Senior	[6.25184%]	3.14	3.29	Oct07-Jul17	Oct07-Feb23	25 CPB
4A2	Group 4	$7,840,000	AAA/AAA/Aaa	6.00%	Senior Support	[6.25184%]	3.14	3.29	Oct07-Jul17	Oct07-Feb23	25 CPB
M	Groups 1, 2, 3, 4	$25,614,000	AA+/AA+	2.92%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B1	Groups 1, 2, 3, 4	$4,740,000	AA/AA	2.35%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B2	Groups 1, 2, 3, 4	$7,485,000	A+/A	1.45%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B3	Groups 1, 2, 3, 4	$2,911,000	A-/BBB	1.10%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
RC	Group 1	$100	AAA/AAA/NR	6.00%	Residual	[6.20742%]
R	Group 1	$100	AAA/AAA/NR	6.00%	Residual	[6.20742%]

Description of the Non-Offered Certificates:

Certificates	Collateral Group	Approximate Certificate Balance(1)	Expected Ratings (S&P/Fitch)	Expected Credit Enhancement Percentage(2)	Certificate Type	Approximate Initial Certificate Rate(3)	Estimated Avg. Life (yrs) CPB(4)	Estimated Avg. Life (yrs) Call(5)	Principal Payment Window CPB(4)	Principal Payment Window Call(5)	Pricing Speed
B4	Groups 1, 2, 3, 4	$4,573,000	BB/BB	0.55%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR
B5	Groups 1, 2, 3, 4	$1,248,000	BB-/B	0.40%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR
B6	Groups 1, 2, 3, 4	$3,326,863	NR/NR	0.00%	Subordinate	[6.08800%]	4.94	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR

1.	The certificate sizes are based on scheduled balances of the Mortgage Loans as the Statistical Calculation Date, and are subject to +/- 10% variance in the aggregate.
2.	The Credit Enhancement Percentages are subject to a +/- 0.50% variance.
3.
The Certificate Rate for the Class 1A1, Class 1A2, Class 2A2, Class 3A1, Class 3A2, Class 4A1, Class 4A2, Class RC and Class R Certificates will equal the weighted average of the net Mortgage Interest Rates of the respective Group of Mortgage Loans. The Certificate Rate for the Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans weighted on the basis of the related group subordinate amount.

4.
Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the reset date (CPB). CPB implies that prepayment in full is individually applied to each hypothetical mortgage loan at its next reset date.

5.	Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the call.
6.
The Certificate Rate for the Class 2A1 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 2 Mortgage Loans minus the Certificate Rate of the Class 2X Certificates. The Certificate Rate for the Class 2X Certificates (x) up to and including the Distribution Date in July 2012 will be 0.50000% per annum and (y) any Distribution Date thereafter will be 0.00000% per annum.

7.
The Class 2X Certificates are interest only, notional amount certificates. The initial notional amount for the notional amount certificates is set forth in the table above but is not included in the aggregate class certificate balance of the offered certificates. The notional amount of the Class 2X Certificates will be equal to the outstanding principal balance of the Class 2A1 Certificates up to and including the Distribution Date in July 2012. Thereafter it will be zero. No Principal will be distributed on the Class 2X Certificates.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Collateral Description (1)(2)(3)

Group	1	2	3	4	Total
Product:	3 YR ARM	5 YR ARM	7 YR ARM	10 YR ARM	Aggregate
Aggregate Principal Balance:	22,343,874	203,235,111	475,384,543	130,650,534	831,614,063
Average Loan Balance:	638,396	621,514	675,262	650,003	656,365
Number of Loans:	35	327	704	201	1,267
Weighted Average Months to Roll:	35	59	82	118	81
Weighted Average Age:	1	1	2	2	1
Weighted Average Term to Maturity:	359	358	358	358	358
Gross WAC:	6.457%	6.373%	6.272%	6.502%	6.338%
Weighted Average Expense Fee:	0.250%	0.250%	0.250%	0.250%	0.250%
Net WAC:	6.207%	6.123%	6.022%	6.252%	6.088%
Weighted Average Initial Rate Adjustment Cap:	2.000%	4.993%	4.991%	5.000%	4.913%
Weighted Average Subsequent Rate Adjustment Cap:	2.000%	2.000%	2.000%	2.000%	2.000%
Weighted Average Lifetime Rate Cap:	6.000%	5.002%	5.003%	5.000%	5.029%
Minimum Mortgage Interest Rate:	5.875%	5.000%	5.000%	5.250%	5.000%
Maximum Mortgage Interest Rate:	7.750%	8.000%	8.000%	8.000%	8.000%
Weighted Average Maximum Mortgage Interest Rate:	12.457%	11.376%	11.276%	11.502%	11.367%
Weighted Average Gross Margin:	2.258%	2.267%	2.263%	2.259%	2.263%
Weighted Average Net Margin:	2.008%	2.017%	2.013%	2.009%	2.013%
1-Year LIBOR Indexed Percent:	100.00%	100.00%	100.00%	100.00%	100.00%
Weighted Average Non-Zero FICO:	759	744	749	747	748
Interest Only Percent:	88.38%	90.14%	89.72%	87.66%	89.47%
Cash Out Refinance Percent:	30.68%	21.35%	21.09%	25.47%	22.10%
California Percent:	29.08%	61.41%	29.92%	32.22%	37.96%
Primary Residence Percent:	76.18%	83.63%	81.31%	86.11%	82.50%
Single Family and PUD Percent:	86.53%	85.14%	85.35%	87.88%	85.73%
Single Largest ZIP Code Percent:	5.61%	1.41%	1.42%	1.71%	1.25%
Largest Individual Loan Balance:	1,253,000	1,200,000	1,985,000	1,293,750	1,985,000
Weighted Average Original Loan-to-Value Ratio:	68.18%	73.24%	72.46%	71.81%	72.43%
Weighted Average Combined Loan-to-Value Ratio:	70.72%	77.91%	75.70%	74.91%	75.98%

(1)	Using the data as of the Statistical Calculation Date of August 1, 2007.
(2)	Numbers may not add up to 100% due to rounding.
(3)	The effective Minimum Mortgage Interest Rate for each Mortgage Loan will be its Gross Margin.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Time Table

Cut-Off Date:	September 1, 2007

Statistical Calculation Date:	August 1, 2007

Settlement Date:	September 24, 2007

Distribution Date:	25th of each month or the next business day

First Distribution Date:	October 25, 2007

Rated Final Distribution Date:	October 25, 2037 except in the case of the Class 2X Certificates; July 25, 2012 for the Class 2X Certificates.

Features of the Transaction

■	Offering consists of certificates totaling approximately $822,466,200, of which approximately $781,716,000 are expected to be rated AAA/AAA/Aaa by S&P, Fitch, and Moody’s.

■
The expected amount of credit support for the Class 1A1, Class 2A1, Class 3A1 and Class 4A1 Certificates will be approximately 12.00% for each class. The expected amount of credit support for the Class 1A2, Class 2A2, Class 3A2, and Class 4A2 Certificates will be approximately 6.00% for each class. The expected amount of credit support for the Class M Certificates will be approximately 2.92%. The expected amount of credit support for the Class B1 Certificates will be approximately 2.35%. The expected amount of credit support for the Class B2 Certificates will be approximately 1.45%. The expected amount of credit support for the Class B3 Certificates will be approximately 1.10%.

■
The collateral consists of 3-Year, 5-Year, 7-Year and 10-Year hybrid adjustable rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties originated and serviced by SunTrust Mortgage, Inc.

Structure of the Certificates

Distributions on the senior certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the subordinate certificates will be based on payments received or advanced on the mortgage loans in all loan groups. The subordinate certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M, Class B1, Class B2, and Class B3 Certificates (the “Offered Subordinate Certificates”) and the Class B4, Class B5, and Class B6 Certificates (the “Non-Offered Subordinate Certificates,” not offered hereby, and together with the Offered Subordinate Certificates, the “Subordinate Certificates”) will be subordinate in the right to receive payments of principal and interest with respect to the Senior Certificates and, therefore, provide credit protection to the Class 1A1 and Class 1A2 Certificates (the “Group 1 Senior Certificates”), the Class 2A1 and Class 2A2 Certificates (and together with the Class 2X Certificates, the “Group 2 Senior Certificates”), the Class 3A1 and Class 3A2 Certificates (the “Group 3 Senior Certificates”) and the Class 4A1 and 4A2 Certificates (the “Group 4 Senior Certificates”). The Group 1, Group 2, Group 3, and Group 4 Senior Certificates will be called the “Senior Certificates,” and together with the Class M, Class B1, Class B2, Class B3, Class R and Class RC Certificates, the “Offered Certificates.” Furthermore, the Class 1A1, Class 2A1, Class 3A1 and Class 4A1 Certificates will each be “Super Senior Certificates.” The Class 1A1 Certificate will be entitled to additional credit support from the Class 1A2 Certificate, the Class 2A1 Certificate will be entitled to additional credit support from the Class 2A2 Certificate, the Class 3A1 Certificate will be entitled to additional credit support from the Class 3A2 Certificate, and the Class 4A1 Certificate will be entitled to additional credit support from the Class 4A2 certificate. The Class 1A2, Class 2A2, Class 3A2 and Class 4A2 Certificates will each be “Senior Support Certificates.” Principal losses on the related loans that would otherwise be allocated to the Super Senior Certificates will instead be allocated to the related Senior Support Certificates (in addition to losses otherwise allocable to such Senior Support Certificates) until the certificate balance of such Senior Support Certificate class is reduced to zero.

If on any distribution date there is a shortfall in the funds needed to make all payments to certificate-holders, the related Senior Certificates will receive distributions of interest and principal, except in the case of the Class 2X Certificates (which receive interest only), before the Subordinate Certificates are entitled to receive distributions of interest and principal and the Subordinate Certificates will receive their pro rata share of the distributions in order of their numerical class designations, beginning with the Class M Certificates and sequentially to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

Shifting Interest Offered Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, subject to certain loss and delinquency criteria, the Senior Certificates, except in the case of the Class 2X Certificates, will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral group until the 7th anniversary of the closing date (i.e., the distribution date in September 2014). Thereafter, the Senior Certificates, except in the case of the Class 2X Certificates, will generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing share of principal prepayments on the mortgage loans in the related collateral group. This will result in a faster rate of return of principal to the Senior Certificates, except in the case of the Class 2X Certificates, than would occur if the Senior Certificates other than the Class 2X Certificates and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates, except the Class 2X Certificates, will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Distribution Date	Percentage
October 2007 - September 2014	0%
October 2014 - September 2015	30%
October 2015 - September 2016	40%
October 2016 - September 2017	60%
October 2017 - September 2018	80%
October 2018 and after	100%

If before the Distribution Date in October 2010 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage for the Senior Certificates, then the Subordinate Certificates would be entitled to 50% of their pro rata share of principal prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in October 2010, the credit support for the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of principal prepayments.

Priority of Distributions for the Certificates

1.	Payment of accrued and unpaid interest, pro rata, to the holders of the Senior Certificates for each respective group.
2.
Payment of principal to the holders of the related Senior Certificates, except the Class 2X Certificates, in an amount up to the related group’s senior principal distribution amount. For the Group 1 Senior Certificates, payment of principal will be made first to the Class R and then to the Class RC Certificates, then pro rata to the Class 1A1 and Class 1A2 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 2 Senior Certificates, payment of principal will be made pro rata to the Class 2A1 and Class 2A2 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 3 Senior Certificates, payment of principal will be made pro rata to the Class 3A1 and Class 3A2 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 4 Senior Certificates, payment of principal will be made pro rata to the Class 4A1 and Class 4A2 Certificates, until the class principal balance of each such class has been reduced to zero.

3.
Subject to certain exceptions described in the accompanying Term Sheet Supplement under “Description of the Certificates - Distributions,” payment of interest and each class’s pro rata share of the Subordinate Principal Distribution Amount to the Subordinate Certificates in order of their numerical class designations, beginning with the Class M Certificates and sequentially to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

4.
At such time as all Certificates have been paid in full and all related realized losses previously allocated have been reimbursed in full (unless the allocation of realized losses has reduced any class of those Certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts to the Class RC Certificates, if allocable to the related REMIC.

5.	All remaining amounts to the Class R Certificates.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the class principal balances of the Subordinate Certificates in reverse numerical order, in each case until the class principal balance of each such class has been reduced to zero. If the class principal balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated pro rata to the Senior Certificates related to the loan group in which such realized losses occurred based on their outstanding class principal balances, in each case until the class principal balance of such class of certificates has been reduced to zero. However, principal losses on the underlying loans that would otherwise be allocated to the Super Senior Certificates will instead be allocated to the related Senior Support Certificates until the Senior Support Class certificate balance is reduced to zero. Losses that would otherwise be allocated on the Class 1A1 Certificates will first be allocated to the Class 1A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 1A2 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 2A1 Certificates will first be allocated to the Class 2A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 2A2 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 3A1 will first be allocated to the Class 3A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 3A2 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 4A1 Certificates will first be allocated to the Class 4A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 4A2 Certificates is reduced to zero.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Key Terms

Issuer:	STARM Mortgage Loan Trust 2007-4
Depositor:	GS Mortgage Securities Corp.
Originator:	SunTrust Mortgage, Inc.
Servicer:	SunTrust Mortgage, Inc.
Master Servicer:	Wells Fargo Bank, N.A.
Securities Administrator:	Wells Fargo Bank, N.A.
Trustee:	Deutsche Bank National Trust Company
Co-Lead Manager:	SunTrust Robinson Humphrey, Inc.
Rating Agencies:	Moody’s, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”), and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”)
Type of Issuance:	Public for all the Offered Certificates
Servicer Advancing:	The servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent that such advances are deemed recoverable.
Compensating Interest:
When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of the servicing agreement, the servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, any compensating interest payment by the servicer related to any distribution date shall not exceed one half of the servicing fee for such distribution date. Neither the servicer nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

Interest Accrual:	The interest accrual period for the Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution Date.
Mortgage Loan Index:	One-Year LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for One-Year U.S. dollar-denominated deposits as published in The Wall Street Journal.
Group 1 Mortgage Loans:
As of the Statistical Calculation Date, the Group 1 Mortgage Loans consist of 100% One-Year LIBOR Indexed 3-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 88.38% of the Group 1 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 3-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 1 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 2.000% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 12.457%.

Group 2 Mortgage Loans:
As of the Statistical Calculation Date, the Group 2 Mortgage Loans consist of 100% One-Year LIBOR Indexed 5-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 90.14% of the Group 2 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 5-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 2 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 4.993% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.376%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Group 3 Mortgage Loans:
As of the Statistical Calculation Date, the Group 3 Mortgage Loans consist of 100% One-Year LIBOR Indexed 7-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 89.72% of the Group 3 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 7-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 3 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 4.991% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.276%.

Group 4 Mortgage Loans:
As of the Statistical Calculation Date, the Group 4 Mortgage Loans consist of 100% One-Year LIBOR Indexed 10-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 87.66% of the Group 4 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 10-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 4 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 5.000% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.502%.

Expense Fee Rate:	The “Expense Fee Rate” is comprised of primary servicing fees. The weighted average Expense Fee Rate of the Mortgage Loans will be equal to approximately 0.250%.
Expected Subordination:
Approximately 12.00% for the Class 1A1, Class 2A1, Class 3A1 and Class 4A1 Certificates. Approximately 6.00% for each of the Class 1A2, Class 2A2, Class 3A2 and Class 4A2 Certificates. Approximately 2.92% for the Class M Certificates. Approximately 2.35% for the Class B1 Certificates. Approximately 1.45% for the Class B2 Certificates. Approximately 1.10% for the Class B3 Certificates.

Clean Up Call:	1% of the Cut-off Date principal balance of the Mortgage Loans.
Tax Treatment:	It is anticipated that the Offered Certificates, other than the Class R Certificates and the Class RC Certificates, will be treated as REMIC regular interests for tax purposes.
ERISA Eligibility:
The Offered Certificates, other than the Class R Certificates and the Class RC Certificates, are expected to be ERISA eligible. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates, as well as the Class M and Class B1 Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:	$25,000 for the Senior Certificates (other than the Class 2X Certificates), $1,000,000 for the Class 2X Certificates and $100,000 for the Subordinate Certificates.
Delivery:	DTC

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Structuring Assumptions

The Decrement Tables beginning on the next page were run using the following assumptions:

1.	the One-Year LIBOR Loan Index remains constant at 5.2825%;

2.	scheduled payments on all Mortgage Loans are received on the first day of each month beginning October 1, 2007;

3.	any prepayments on the Mortgage Loans are prepayments in full and are received on the last day of each month beginning on September 30, 2007, and include 30 days of interest;

4.	there are no defaults or delinquencies on the Mortgage Loans;

5.	no optional or other early termination of the offered certificates occurs, except in the case of the calculation of average lives to the call date;

6.	the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of CPR;

7.	any Mortgage Loans that are interest only Mortgage Loans amortize fully after the interest only period;

8.	the date of issuance for the certificates is September 24, 2007;

9.	cash distributions are received by the certificateholders on the 25th day of each month when due;

10.	prepayments are computed after giving effect to scheduled payments received on the following day; and

11.
the scheduled monthly payments for the hypothetical mortgage loans are computed based upon their unpaid principal balance, mortgage interest rate and remaining amortization term, such that each hypothetical mortgage loan will fully amortize on its maturity date (except in the case of the interest only loans during the interest only period).

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 1A1 and Class 1A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	8	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.03	5.64	4.24	3.31	2.68	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.02	5.62	4.21	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*  Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 2A1 and Class 2A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	16	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	8	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.04	5.65	4.24	3.32	2.68	2.21	1.87
Weighted Average Life to Call (Years)(2)	8.03	5.63	4.21	3.29	2.65	2.20	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 3A1 and Class 3A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	7	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.02	5.64	4.24	3.31	2.68	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.02	5.62	4.21	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 4A1 and Class 4A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	7	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.01	5.64	4.23	3.31	2.67	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.00	5.61	4.20	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 11, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class M, Class B1, Class B2 and Class B3 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100
September 2009	100	100	100	100	100	93	86
September 2010	100	100	100	92	83	75	67
September 2011	99	99	83	69	58	49	40
September 2012	99	89	66	51	41	32	24
September 2013	99	76	53	38	28	20	14
September 2014	95	64	42	29	20	13	9
September 2015	85	54	34	22	14	9	5
September 2016	76	46	27	16	10	6	3
September 2017	68	39	21	12	7	4	2
September 2018	60	32	17	9	5	2	1
September 2019	53	27	13	6	3	1	1
September 2020	46	22	10	5	2	1	*
September 2021	40	18	8	3	1	1	*
September 2022	35	15	6	2	1	*	*
September 2023	30	12	5	2	1	*	*
September 2024	26	10	4	1	*	*	*
September 2025	22	8	3	1	*	*	*
September 2026	19	6	2	1	*	*	*
September 2027	16	5	2	*	*	*	*
September 2028	13	4	1	*	*	*	*
September 2029	11	3	1	*	*	*	*
September 2030	9	2	1	*	*	*	*
September 2031	7	2	*	*	*	*	*
September 2032	5	1	*	*	*	*	*
September 2033	4	1	*	*	*	*	*
September 2034	3	1	*	*	*	*	*
September 2035	2	*	*	*	*	*	*
September 2036	1	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	13.80	9.94	7.50	6.14	5.27	4.59	4.06
Weighted Average Life to Call (Years)(2)	13.78	9.89	7.44	6.08	5.21	4.54	4.00

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STARM 2007-4 As of August 1, 2007	Preliminary Pool

Stats

As of Date: 2007-08-01
Count: 1,267
Current Balance: $831,614,063
Average Current Balance: $656,365
Gross WAC: 6.338%
Net WAC: 6.088%
Gross Margin: 2.263%
Net Margin: 2.013%
FICO: 748
Orig LTV: 72.43%
Orig Combined LTV: 75.98%
% California: 37.96%
Weighted Average Loan Age: 1
Original Term: 359
Remaining Term: 358
Initial Rate Cap: 4.913%
Periodic Rate Cap: 2.000%
Lifetime Rate Cap: 5.029%
Maximum Rate: 11.367%
Months to Roll: 81
Largest Single ZIP Concentration: 1.25%

Original Fixed Rate Period	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
36	35	22,343,874	2.69	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
60	327	203,235,111	24.44	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
84	704	475,384,543	57.16	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
120	201	130,650,534	15.71	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Loan Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
10 Yr ARM	29	16,119,290	1.94	6.514	6.264	731	72.82	72.82	0.00	77.90	64.03	119
10 Yr ARM IO	172	114,531,244	13.77	6.500	6.250	749	71.67	75.20	100.00	74.95	89.22	118
3 Yr ARM	5	2,596,399	0.31	6.452	6.202	772	65.69	67.89	0.00	100.00	95.38	35
3 Yr ARM IO	30	19,747,475	2.37	6.458	6.208	757	68.51	71.09	100.00	81.27	73.66	35
5 Yr ARM	33	20,029,228	2.41	6.521	6.271	734	73.63	76.56	0.00	65.87	82.61	59
5 Yr ARM IO	294	183,205,883	22.03	6.357	6.107	745	73.20	78.06	100.00	66.29	83.74	59
7 Yr ARM	75	48,854,436	5.87	6.362	6.112	740	70.99	72.86	0.00	76.93	66.23	83
7 Yr ARM IO	629	426,530,107	51.29	6.262	6.012	750	72.63	76.02	100.00	77.02	83.04	82
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Current Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
4.751 - 5.000	2	2,434,600	0.29	5.000	4.750	693	79.51	81.55	100.00	100.00	100.00	77
5.001 - 5.250	3	2,093,271	0.25	5.154	4.904	752	78.67	81.39	77.07	100.00	100.00	86
5.251 - 5.500	13	9,004,950	1.08	5.475	5.225	757	66.80	71.70	87.78	76.60	100.00	81
5.501 - 5.750	93	58,569,220	7.04	5.724	5.474	762	72.40	76.89	88.03	82.79	90.53	79
5.751 - 6.000	230	149,797,760	18.01	5.927	5.677	758	72.75	76.10	93.28	84.65	90.50	78
6.001 - 6.250	295	197,012,671	23.69	6.197	5.947	756	72.71	76.34	90.99	83.40	86.19	79
6.251 - 6.500	273	176,778,649	21.26	6.438	6.188	744	72.55	76.30	86.83	70.55	82.24	82
6.501 - 6.750	207	137,880,556	16.58	6.690	6.440	736	71.74	74.77	93.32	65.22	76.27	87
6.751 - 7.000	100	64,372,921	7.74	6.916	6.666	729	72.82	76.45	81.82	59.12	64.85	80
7.001 - 7.250	31	19,777,314	2.38	7.189	6.939	722	71.13	73.62	84.13	37.02	77.15	87
7.251 - 7.500	8	5,482,000	0.66	7.437	7.187	734	69.72	73.51	89.27	51.80	48.20	82
7.501 - 7.750	6	3,577,450	0.43	7.681	7.431	730	73.22	77.17	31.54	52.41	31.45	70
7.751 - 8.000	6	4,832,700	0.58	7.943	7.693	735	74.01	77.72	82.62	41.49	58.51	77
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 5.000
Maximum: 8.000
Weighted Average: 6.338

Conforming Balance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	1,236	821,631,071	98.80	6.333	6.083	748	72.47	76.03	89.57	74.23	83.12	81
Y	31	9,982,992	1.20	6.712	6.462	749	69.71	72.16	80.59	79.14	31.55	82
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Principal Balance ($)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
50,001 - 100,000	3	246,132	0.03	6.794	6.544	N/A	21.97	21.97	0.00	100.00	0.00	74
100,001 - 150,000	3	340,700	0.04	6.847	6.597	N/A	52.22	52.22	64.78	100.00	0.00	66
150,001 - 200,000	6	1,087,550	0.13	6.948	6.698	N/A	69.80	69.80	51.89	100.00	0.00	77
200,001 - 250,000	2	476,300	0.06	7.191	6.941	728	74.94	74.94	49.55	50.45	49.55	72
250,001 - 300,000	1	291,900	0.04	7.000	6.750	N/A	70.00	70.00	100.00	100.00	0.00	84
300,001 - 350,000	4	1,313,759	0.16	6.838	6.588	677	61.05	63.52	74.73	75.34	24.66	86
400,001 - 450,000	90	39,091,527	4.70	6.264	6.014	746	73.49	77.79	88.96	82.32	77.79	83
450,001 - 500,000	209	100,106,889	12.04	6.302	6.052	747	74.59	79.56	89.00	72.98	82.67	78
500,001 - 550,000	164	86,435,930	10.39	6.327	6.077	743	73.71	76.28	87.78	78.04	86.14	81
550,001 - 600,000	148	85,479,779	10.28	6.298	6.048	746	72.95	76.00	86.50	74.22	83.67	81
600,001 - 750,000	320	213,501,918	25.67	6.326	6.076	749	74.09	78.41	90.24	74.31	81.93	81
750,001 - 850,000	88	70,514,383	8.48	6.369	6.119	748	71.23	73.90	94.32	75.87	85.09	79
850,001 - 950,000	74	66,808,923	8.03	6.371	6.121	742	72.03	74.65	86.60	68.86	86.35	79
950,001 - 1,000,000	85	84,089,586	10.11	6.434	6.184	753	68.23	72.58	94.22	64.64	76.44	82
1,000,001 - 1,250,000	59	66,899,855	8.04	6.370	6.120	750	68.77	70.75	84.97	78.15	81.53	87
1,250,001 - 1,500,000	10	12,943,932	1.56	6.272	6.022	759	69.97	70.97	100.00	90.27	100.00	85
1,750,001 - 2,000,000	1	1,985,000	0.24	5.000	4.750	672	79.40	79.40	100.00	100.00	100.00	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 69,940
Maximum: 1,985,000
Weighted Average: 656,365

STARM 2007-4 As of August 1, 2007	Preliminary Pool

Original Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
331 - 340	1	1,448,400	0.17	6.000	5.750	702	78.29	78.29	100.00	100.00	100.00	81
341 - 350	37	27,205,744	3.27	6.516	6.266	747	70.47	71.79	78.38	70.15	89.22	84
351 - 360	1,229	802,959,919	96.55	6.333	6.083	748	72.49	76.12	89.82	74.38	82.24	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 338
Maximum: 360
Weighted Average: 359

Remaining Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
331 - 340	1	1,448,400	0.17	6.000	5.750	702	78.29	78.29	100.00	100.00	100.00	81
341 - 350	49	35,145,380	4.23	6.530	6.280	743	71.85	72.87	77.85	73.73	88.76	86
351 - 360	1,217	795,020,283	95.60	6.330	6.080	748	72.45	76.11	89.96	74.27	82.19	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 335
Maximum: 360
Weighted Average: 358

Loan Age	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	317	196,734,649	23.66	6.571	6.321	744	72.77	76.39	87.87	75.27	78.28	78
1	351	240,733,228	28.95	6.380	6.130	750	72.27	75.93	90.45	71.70	81.76	82
2	362	232,257,643	27.93	6.211	5.961	750	71.91	75.42	88.83	76.43	82.69	83
3	233	158,394,485	19.05	6.169	5.919	746	73.18	76.59	90.91	74.51	88.18	82
4	4	3,494,059	0.42	6.413	6.163	737	66.01	66.01	87.97	44.08	100.00	84
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 0
Maximum: 4
Weighted Average: 1

Geographical Distribution	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
CA	476	315,644,600	37.96	6.296	6.046	751	72.97	77.89	96.53	69.19	91.55	77
FL	203	129,746,254	15.60	6.547	6.297	746	71.61	73.78	82.11	71.78	59.25	83
VA	135	81,929,124	9.85	6.204	5.954	754	73.64	77.10	88.75	89.29	91.46	89
GA	93	64,005,885	7.70	6.297	6.047	740	72.22	74.97	89.67	77.89	94.43	83
NC	77	53,814,759	6.47	6.375	6.125	738	70.50	72.15	86.15	72.09	71.41	85
MD	70	46,517,455	5.59	6.293	6.043	746	74.33	77.96	81.34	81.18	84.40	90
SC	37	25,661,095	3.09	6.262	6.012	736	65.38	65.81	87.96	84.96	48.87	79
TN	20	14,631,993	1.76	6.667	6.417	727	70.01	71.73	85.78	71.95	83.07	80
DC	20	12,480,400	1.50	6.066	5.816	744	73.95	76.86	87.46	83.32	95.93	86
AZ	17	10,461,460	1.26	6.309	6.059	736	73.17	76.76	100.00	56.23	94.03	73
Other	119	76,721,037	9.23	6.344	6.094	751	73.21	76.95	80.78	75.69	79.03	79
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

City	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
San Francisco	42	32,567,120	3.92	6.418	6.168	749	74.76	81.70	100.00	70.13	95.07	80
San Jose	46	28,011,690	3.37	6.345	6.095	755	75.45	82.00	94.35	86.22	91.45	78
Atlanta	36	27,501,637	3.31	6.304	6.054	738	71.70	73.75	90.88	78.74	94.10	84
Washington, D.C.	19	11,318,400	1.36	6.073	5.823	745	74.03	77.24	86.17	81.61	95.51	83
Arlington	16	9,673,348	1.16	6.093	5.843	748	73.36	77.91	100.00	100.00	93.28	93
San Diego	16	8,402,200	1.01	6.237	5.987	764	76.54	81.96	100.00	65.54	94.33	76
Charlotte	10	7,859,934	0.95	6.061	5.811	759	75.53	78.00	92.72	100.00	100.00	80
Oakland	11	7,791,500	0.94	6.486	6.236	755	76.25	77.84	92.40	69.79	100.00	90
Alexandria	8	6,858,950	0.82	6.137	5.887	758	75.09	77.25	100.00	89.94	100.00	94
Bethesda	7	6,717,400	0.81	5.656	5.406	743	76.57	81.09	100.00	100.00	100.00	93
Coral Gables	7	6,517,750	0.78	6.897	6.647	760	68.55	76.34	86.58	53.76	100.00	87
Hilton Head Island	9	6,414,600	0.77	6.583	6.333	743	61.78	62.43	84.71	88.02	21.10	80
Other	1,040	671,979,534	80.80	6.347	6.097	747	72.12	75.44	88.25	72.83	80.17	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Original LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	82	54,774,864	6.59	6.320	6.070	753	38.71	40.34	88.70	79.65	75.91	83
50.01 - 60.00	82	58,737,847	7.06	6.328	6.078	751	55.96	57.65	87.80	74.51	78.35	82
60.01 - 70.00	186	123,680,021	14.87	6.395	6.145	749	66.85	70.07	84.72	54.58	79.05	79
70.01 - 75.00	179	127,619,872	15.35	6.406	6.156	746	73.52	76.28	93.64	66.52	84.67	83
75.01 - 80.00	724	459,067,626	55.20	6.303	6.053	747	79.46	83.84	90.11	80.96	84.10	81
80.01 - 85.00	1	552,500	0.07	6.375	6.125	754	85.00	85.00	100.00	100.00	100.00	84
85.01 - 90.00	9	5,063,833	0.61	6.666	6.416	741	89.59	89.59	72.07	72.07	76.74	86
90.01 - 95.00	4	2,117,500	0.25	6.512	6.262	736	94.14	94.14	79.81	100.00	100.00	76
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 9.38
Maximum: 95.00
Weighted Average: 72.43

STARM 2007-4 As of August 1, 2007	Preliminary Pool

Current LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	82	54,774,864	6.59	6.320	6.070	753	38.71	40.34	88.70	79.65	75.91	83
50.01 - 60.00	82	58,737,847	7.06	6.328	6.078	751	55.96	57.65	87.80	74.51	78.35	82
60.01 - 70.00	186	123,680,021	14.87	6.395	6.145	749	66.85	70.07	84.72	54.58	79.05	79
70.01 - 75.00	179	127,619,872	15.35	6.406	6.156	746	73.52	76.28	93.64	66.52	84.67	83
75.01 - 80.00	724	459,067,626	55.20	6.303	6.053	747	79.46	83.84	90.11	80.96	84.10	81
80.01 - 85.00	1	552,500	0.07	6.375	6.125	754	85.00	85.00	100.00	100.00	100.00	84
85.01 - 90.00	9	5,063,833	0.61	6.666	6.416	741	89.59	89.59	72.07	72.07	76.74	86
90.01 - 95.00	4	2,117,500	0.25	6.512	6.262	736	94.14	94.14	79.81	100.00	100.00	76
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 9.38
Maximum: 95.00
Weighted Average: 72.42

Combined LTV (%)*	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	75	50,882,464	6.12	6.333	6.083	754	38.17	38.33	87.84	80.03	74.06	83
50.01 - 60.00	77	54,176,347	6.51	6.354	6.104	749	56.02	56.20	86.77	74.05	76.53	83
60.01 - 70.00	159	103,628,121	12.46	6.362	6.112	752	66.06	66.77	84.70	61.77	79.06	80
70.01 - 75.00	155	109,888,517	13.21	6.395	6.145	746	72.89	73.57	91.23	64.65	82.36	82
75.01 - 80.00	440	289,074,551	34.76	6.315	6.065	748	78.72	79.33	88.33	78.70	78.48	82
80.01 - 85.00	35	22,084,699	2.66	6.447	6.197	740	77.24	83.90	86.04	57.45	93.55	83
85.01 - 90.00	214	135,659,153	16.31	6.338	6.088	745	78.62	89.43	93.57	70.88	89.00	78
90.01 - 95.00	112	66,220,211	7.96	6.260	6.010	741	79.68	94.67	95.16	98.96	100.00	79
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 9.38
Maximum: 95.00
Weighted Average: 75.98
* Including Silent Seconds

FICO Score	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
No FICO Score	17	3,362,042	0.40	6.917	6.667	N/A	60.16	60.16	63.68	100.00	0.00	87
640 - 659	31	18,619,894	2.24	6.575	6.325	651	73.81	76.96	64.75	82.54	89.14	89
660 - 679	81	52,667,614	6.33	6.522	6.272	670	73.18	75.77	86.48	69.86	84.33	81
680 - 699	108	71,702,249	8.62	6.478	6.228	691	73.60	78.23	92.26	61.51	84.60	80
700 - 719	138	93,599,190	11.26	6.388	6.138	709	71.53	75.90	85.34	64.66	83.92	80
720 - 739	113	74,234,328	8.93	6.361	6.111	728	74.08	77.85	91.01	71.35	84.34	81
740 - 759	197	127,982,710	15.39	6.342	6.092	750	72.86	76.37	91.27	70.55	81.94	80
760 - 779	221	146,659,385	17.64	6.272	6.022	771	73.16	77.17	90.54	76.94	80.17	83
780 - 799	243	167,132,505	20.10	6.261	6.011	789	72.94	75.73	89.71	80.16	83.65	80
800 - 819	115	73,561,247	8.85	6.213	5.963	805	67.74	70.84	95.37	89.00	80.73	82
820 - 839	3	2,092,900	0.25	5.780	5.530	822	50.52	50.52	47.44	100.00	75.25	84
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Non-Zero Minimum: 640
Maximum: 824
Non-Zero Weighted Average: 748

Mortgage Insurance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Current LTV <= 80%	1,253	823,880,230	99.07	6.336	6.086	748	72.26	75.84	89.59	74.22	82.48	81
Insured by MI and Current LTV > 80%	14	7,733,833	0.93	6.603	6.353	740	90.50	90.50	76.19	81.71	84.77	83
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Property Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Condominium	161	99,122,186	11.92	6.424	6.174	750	73.73	76.50	93.39	72.99	58.93	81
Planned Unit Development	303	194,003,412	23.33	6.307	6.057	752	72.36	75.90	89.08	77.55	81.78	79
Single Family	776	518,920,415	62.40	6.325	6.075	746	72.25	75.79	88.67	74.22	87.45	82
Three-to-Four Family	6	3,389,000	0.41	6.591	6.341	762	71.75	74.53	100.00	83.33	33.46	74
Two Family	21	16,179,050	1.95	6.555	6.305	743	71.43	80.05	93.33	43.44	87.01	76
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Occupancy Code	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Investor Property	49	29,934,604	3.60	6.889	6.639	745	71.49	74.48	79.80	93.22	0.00	78
Owner Occupied	1,035	686,055,766	82.50	6.297	6.047	747	72.76	76.76	91.01	73.62	100.00	81
Second Home	183	115,623,693	13.90	6.437	6.187	752	70.73	71.74	82.83	73.37	0.00	80
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Purpose	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Cashout Refinance	283	183,787,339	22.10	6.371	6.121	735	68.46	70.23	88.26	71.81	89.45	82
Construction to Permanent	62	43,064,463	5.18	6.482	6.232	746	71.98	73.02	78.47	75.39	87.43	87
Purchase	622	406,953,800	48.94	6.310	6.060	756	76.15	80.63	88.98	81.89	77.71	83
Rate/Term Refinance	300	197,808,460	23.79	6.334	6.084	743	68.57	72.39	93.98	60.70	84.81	76
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Documentation Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Alternative Documentation	29	20,508,389	2.47	6.269	6.019	747	76.04	81.25	97.62	0.00	87.00	72
Full Documentation	949	617,783,145	74.29	6.280	6.030	751	72.82	76.40	89.33	100.00	81.75	82
Stated Documentation	289	193,322,528	23.25	6.530	6.280	736	70.82	74.09	89.04	0.00	84.40	80
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

STARM 2007-4 As of August 1, 2007	Preliminary Pool

Index	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
1 Year LIBOR	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Margin (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.250	1,218	801,679,459	96.40	6.317	6.067	748	72.47	76.04	89.83	73.58	85.58	81
2.625	49	29,934,604	3.60	6.889	6.639	745	71.49	74.48	79.80	93.22	0.00	78
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 2.250
Maximum: 2.625
Weighted Average: 2.263

Initial Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	38	24,228,874	2.91	6.493	6.243	758	68.47	71.37	89.28	80.93	78.04	38
5.000	1,229	807,385,189	97.09	6.333	6.083	747	72.55	76.12	89.47	74.09	82.63	82
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 2.000
Maximum: 5.000
Weighted Average: 4.913

Periodic Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

Lifetime Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.000	1,229	807,385,189	97.09	6.333	6.083	747	72.55	76.12	89.47	74.09	82.63	82
6.000	38	24,228,874	2.91	6.493	6.243	758	68.47	71.37	89.28	80.93	78.04	38
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.029

Maximum Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
9.501 - 10.000	2	2,434,600	0.29	5.000	4.750	693	79.51	81.55	100.00	100.00	100.00	77
10.001 - 10.500	16	11,098,221	1.33	5.414	5.164	756	69.04	73.53	85.76	81.02	100.00	82
10.501 - 11.000	319	205,806,831	24.75	5.870	5.620	759	72.92	76.64	91.70	84.34	90.93	79
11.001 - 11.500	548	361,346,426	43.45	6.311	6.061	751	72.56	76.21	89.18	76.86	84.60	82
11.501 - 12.000	300	197,444,198	23.74	6.750	6.500	733	72.23	75.52	89.75	62.83	71.79	86
12.001 - 12.500	56	35,740,512	4.30	6.928	6.678	732	71.72	74.81	84.17	57.16	71.12	71
12.501 - 13.000	23	15,888,875	1.91	7.282	7.032	746	67.78	70.51	75.11	60.67	70.14	56
13.001 - 13.500	2	1,376,000	0.17	7.376	7.126	754	80.00	86.69	100.00	33.14	100.00	66
13.501 - 14.000	1	478,400	0.06	7.750	7.500	808	79.73	79.73	100.00	100.00	0.00	36
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 10.000
Maximum: 13.750
Weighted Average: 11.367

Months to Roll	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
31 - 36	35	22,343,874	2.69	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
55 - 60	327	203,235,111	24.44	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
79 - 84	704	475,384,543	57.16	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
115 - 120	201	130,650,534	15.71	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Minimum: 33
Maximum: 120
Weighted Average: 81

Prepayment Penalty	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Interest Only	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	142	87,599,354	10.53	6.429	6.179	738	71.77	73.55	0.00	75.26	70.44	82
Y	1,125	744,014,709	89.47	6.327	6.077	749	72.51	76.27	100.00	74.17	83.92	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Interest Only Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	142	87,599,354	10.53	6.429	6.179	738	71.77	73.55	0.00	75.26	70.44	82
120	1,125	744,014,709	89.47	6.327	6.077	749	72.51	76.27	100.00	74.17	83.92	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

STARM 2007-4 As of August 1, 2007	Preliminary Pool

Originator	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
SunTrust	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

Historical Delinquency	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Loan has never been delinquent	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81
Total:	1,267	831,614,063	100.00	6.338	6.088	748	72.43	75.98	89.47	74.29	82.50	81

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 3 Yr Hybrid ARM

Stats

As of Date: 2007-08-01
Count: 35
Current Balance: $22,343,874
Average Current Balance: $638,396
Gross WAC: 6.457%
Net WAC: 6.207%
Gross Margin: 2.258%
Net Margin: 2.008%
FICO: 759
Orig LTV: 68.18%
Orig Combined LTV: 70.72%
% California: 29.08%
Weighted Average Loan Age: 1
Original Term: 360
Remaining Term: 359
Initial Rate Cap: 2.000%
Periodic Rate Cap: 2.000%
Lifetime Rate Cap: 6.000%
Maximum Rate: 12.457%
Months to Roll: 35
Largest Single ZIP Concentration: 5.61%

Original Fixed Rate Period	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
36	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Loan Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
3 Yr ARM	5	2,596,399	11.62	6.452	6.202	772	65.69	67.89	0.00	100.00	95.38	35
3 Yr ARM IO	30	19,747,475	88.38	6.458	6.208	757	68.51	71.09	100.00	81.27	73.66	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Current Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.751 - 6.000	4	2,560,150	11.46	5.896	5.646	767	51.13	51.13	100.00	66.91	56.53	35
6.001 - 6.250	8	5,001,660	22.38	6.195	5.945	755	77.43	81.83	72.73	100.00	78.57	36
6.251 - 6.500	9	5,890,539	26.36	6.400	6.150	751	73.87	77.84	90.38	80.77	67.87	35
6.501 - 6.750	10	6,411,625	28.70	6.684	6.434	758	63.62	65.37	98.13	73.18	88.05	35
6.751 - 7.000	2	1,545,500	6.92	6.919	6.669	793	56.72	56.72	64.70	100.00	100.00	35
7.001 - 7.250	1	456,000	2.04	7.125	6.875	689	80.00	80.00	100.00	100.00	100.00	35
7.501 - 7.750	1	478,400	2.14	7.750	7.500	808	79.73	79.73	100.00	100.00	0.00	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 5.875
Maximum: 7.750
Weighted Average: 6.457

Conforming Balance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	33	22,027,749	98.59	6.455	6.205	759	68.30	70.87	88.76	83.20	77.28	35
Y	2	316,125	1.41	6.625	6.375	N/A	60.33	60.33	62.04	100.00	0.00	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Principal Balance ($)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
100,001 - 150,000	1	120,000	0.54	6.625	6.375	N/A	36.36	36.36	0.00	100.00	0.00	36
150,001 - 200,000	1	196,125	0.88	6.625	6.375	N/A	75.00	75.00	100.00	100.00	0.00	35
400,001 - 450,000	5	2,190,150	9.80	6.308	6.058	725	73.77	73.77	100.00	20.46	59.14	36
450,001 - 500,000	7	3,289,960	14.72	6.626	6.376	746	77.57	82.57	100.00	85.27	71.12	36
500,001 - 550,000	2	1,079,100	4.83	6.691	6.441	788	67.84	67.84	49.45	100.00	100.00	34
550,001 - 600,000	4	2,338,899	10.47	6.184	5.934	785	67.81	70.26	51.31	100.00	74.35	34
600,001 - 750,000	4	2,654,000	11.88	6.338	6.088	741	75.67	84.43	100.00	74.08	76.45	35
750,001 - 850,000	4	3,199,640	14.32	6.499	6.249	757	63.22	63.22	75.25	75.47	74.29	35
850,001 - 950,000	2	1,820,000	8.15	6.435	6.185	764	77.53	83.71	100.00	100.00	100.00	36
950,001 - 1,000,000	2	1,975,000	8.84	6.813	6.563	786	53.00	53.00	100.00	100.00	100.00	35
1,000,001 - 1,250,000	2	2,228,000	9.97	6.125	5.875	741	47.90	47.90	100.00	100.00	50.04	35
1,250,001 - 1,500,000	1	1,253,000	5.61	6.750	6.500	797	79.96	79.96	100.00	100.00	100.00	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 120,000
Maximum: 1,253,000
Weighted Average: 638,396

Original Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	1	566,899	2.54	6.500	6.250	760	46.83	46.83	0.00	100.00	100.00	35
351 - 360	34	21,776,975	97.46	6.456	6.206	759	68.74	71.34	90.68	83.01	75.56	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 348
Maximum: 360
Weighted Average: 360

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 3 Yr Hybrid ARM

Remaining Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	1	566,899	2.54	6.500	6.250	760	46.83	46.83	0.00	100.00	100.00	35
351 - 360	34	21,776,975	97.46	6.456	6.206	759	68.74	71.34	90.68	83.01	75.56	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 347
Maximum: 360
Weighted Average: 359

Loan Age	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	18	11,262,960	50.41	6.401	6.151	763	69.95	73.08	86.82	84.00	72.67	36
1	10	6,416,814	28.72	6.521	6.271	731	72.64	75.98	91.17	82.67	84.12	35
2	5	3,530,500	15.80	6.632	6.382	782	52.33	52.33	84.55	77.77	65.30	34
3	2	1,133,600	5.07	6.110	5.860	797	74.80	74.80	100.00	100.00	100.00	33
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 0
Maximum: 3
Weighted Average: 1

Geographical Distribution	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
CA	9	6,498,650	29.08	6.518	6.268	767	64.18	68.45	91.61	70.81	90.38	35
FL	10	5,326,985	23.84	6.530	6.280	749	76.60	77.48	97.75	91.55	65.50	35
GA	4	2,535,800	11.35	6.721	6.471	738	74.95	76.86	100.00	100.00	81.13	35
AZ	2	1,163,400	5.21	6.224	5.974	698	72.21	83.89	100.00	100.00	100.00	36
NC	2	1,138,899	5.10	6.312	6.062	775	63.49	68.51	0.00	100.00	100.00	36
SC	1	1,113,000	4.98	5.875	5.625	772	27.15	27.15	100.00	100.00	0.00	36
TN	1	1,000,000	4.48	6.875	6.625	791	57.14	57.14	100.00	100.00	100.00	36
MT	1	822,640	3.68	6.375	6.125	798	80.00	80.00	100.00	100.00	0.00	35
TX	1	792,000	3.54	6.250	6.000	752	80.00	80.00	0.00	100.00	100.00	36
AL	1	600,000	2.69	5.875	5.625	813	70.18	70.18	100.00	100.00	100.00	33
Other	3	1,352,500	6.05	6.308	6.058	758	69.04	69.04	100.00	0.00	67.10	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

City	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Atlanta	2	1,571,000	7.03	6.593	6.343	705	71.92	71.92	100.00	100.00	100.00	35
Ponte Vedra Beach	1	1,253,000	5.61	6.750	6.500	797	79.96	79.96	100.00	100.00	100.00	36
Hilton Head Island	1	1,113,000	4.98	5.875	5.625	772	27.15	27.15	100.00	100.00	0.00	36
Nashville	1	1,000,000	4.48	6.875	6.625	791	57.14	57.14	100.00	100.00	100.00	36
Anaheim	1	975,000	4.36	6.750	6.500	780	48.75	48.75	100.00	100.00	100.00	34
Mill Valley	1	920,000	4.12	6.250	6.000	788	80.00	80.00	100.00	100.00	100.00	36
Piedmont	1	900,000	4.03	6.625	6.375	740	75.00	87.50	100.00	100.00	100.00	35
Whitefish	1	822,640	3.68	6.375	6.125	798	80.00	80.00	100.00	100.00	0.00	35
Santa Rosa Beach	1	800,000	3.58	6.750	6.500	697	72.73	72.73	100.00	100.00	100.00	35
Houston	1	792,000	3.54	6.250	6.000	752	80.00	80.00	0.00	100.00	100.00	36
Hillsborough	1	785,000	3.51	6.625	6.375	782	19.03	19.03	100.00	0.00	100.00	34
Flagstaff	1	705,000	3.16	6.125	5.875	694	67.14	76.67	100.00	100.00	100.00	36
Other	22	10,707,234	47.92	6.411	6.161	759	73.28	76.90	83.15	72.78	68.37	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Original LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	5	3,559,899	15.93	6.405	6.155	775	34.72	34.72	80.70	77.95	65.36	35
50.01 - 60.00	2	1,545,500	6.92	6.919	6.669	793	56.72	56.72	64.70	100.00	100.00	35
60.01 - 70.00	5	3,151,650	14.11	6.240	5.990	724	67.68	69.82	100.00	57.75	100.00	36
70.01 - 75.00	6	3,546,125	15.87	6.463	6.213	743	73.45	76.62	100.00	87.31	64.86	35
75.01 - 80.00	17	10,540,700	47.17	6.471	6.221	764	79.54	83.22	87.06	89.25	73.03	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 19.03
Maximum: 80.00
Weighted Average: 68.18

Current LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	5	3,559,899	15.93	6.405	6.155	775	34.72	34.72	80.70	77.95	65.36	35
50.01 - 60.00	2	1,545,500	6.92	6.919	6.669	793	56.72	56.72	64.70	100.00	100.00	35
60.01 - 70.00	5	3,151,650	14.11	6.240	5.990	724	67.68	69.82	100.00	57.75	100.00	36
70.01 - 75.00	6	3,546,125	15.87	6.463	6.213	743	73.45	76.62	100.00	87.31	64.86	35
75.01 - 80.00	17	10,540,700	47.17	6.471	6.221	764	79.54	83.22	87.06	89.25	73.03	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 19.03
Maximum: 80.00
Weighted Average: 68.18

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 3 Yr Hybrid ARM

Combined LTV (%)*	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	5	3,559,899	15.93	6.405	6.155	775	34.72	34.72	80.70	77.95	65.36	35
50.01 - 60.00	2	1,545,500	6.92	6.919	6.669	793	56.72	56.72	64.70	100.00	100.00	35
60.01 - 70.00	4	2,446,650	10.95	6.273	6.023	733	67.84	67.84	100.00	45.57	100.00	35
70.01 - 75.00	5	2,646,125	11.84	6.408	6.158	743	72.92	72.92	100.00	82.99	52.91	34
75.01 - 80.00	12	7,933,240	35.51	6.521	6.271	765	78.25	79.10	90.02	94.39	70.11	35
85.01 - 90.00	5	3,066,060	13.72	6.343	6.093	759	78.53	89.27	81.34	100.00	84.62	36
90.01 - 95.00	2	1,146,400	5.13	6.375	6.125	711	80.00	94.86	100.00	39.99	100.00	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 19.03
Maximum: 95.00
Weighted Average: 70.72
* Including Silent Seconds

FICO Score	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
No FICO Score	2	316,125	1.41	6.625	6.375	N/A	60.33	60.33	62.04	100.00	0.00	35
680 - 699	4	2,411,000	10.79	6.615	6.365	693	72.89	75.68	100.00	81.34	81.34	35
700 - 719	5	3,157,210	14.13	6.306	6.056	712	74.57	81.46	100.00	64.77	85.06	35
720 - 739	1	423,000	1.89	5.875	5.625	737	68.78	68.78	100.00	0.00	100.00	36
740 - 759	5	3,039,600	13.60	6.416	6.166	744	77.79	81.49	73.94	85.36	85.36	36
760 - 779	5	3,299,899	14.77	6.168	5.918	772	55.32	56.80	82.82	100.00	48.09	35
780 - 799	11	8,618,640	38.57	6.585	6.335	789	65.54	66.94	87.03	85.27	83.20	35
800 - 819	2	1,078,400	4.83	6.707	6.457	811	74.42	74.42	100.00	100.00	55.64	34
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Non-Zero Minimum: 689
Maximum: 813
Non-Zero Weighted Average: 759

Mortgage Insurance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Current LTV <= 80%	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Property Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Condominium	6	3,010,425	13.47	6.435	6.185	753	77.39	78.96	100.00	70.27	0.00	35
Planned Unit Development	13	8,476,199	37.94	6.525	6.275	763	67.80	72.51	93.31	86.17	87.28	35
Single Family	16	10,857,250	48.59	6.411	6.161	757	65.93	67.04	81.31	84.97	88.64	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Occupancy Code	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Investor Property	1	478,400	2.14	7.750	7.500	808	79.73	79.73	100.00	100.00	0.00	36
Owner Occupied	25	17,022,049	76.18	6.469	6.219	757	68.94	72.00	85.45	83.52	100.00	35
Second Home	9	4,843,425	21.68	6.288	6.038	761	64.37	65.34	97.52	81.52	0.00	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Purpose	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Cashout Refinance	11	6,854,750	30.68	6.411	6.161	727	72.79	75.41	100.00	81.08	93.44	35
Construction to Permanent	1	566,899	2.54	6.500	6.250	760	46.83	46.83	0.00	100.00	100.00	35
Purchase	14	8,782,825	39.31	6.412	6.162	774	76.25	79.50	83.10	100.00	74.83	36
Rate/Term Refinance	9	6,139,400	27.48	6.571	6.321	773	53.47	55.12	91.11	60.87	56.65	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Documentation Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Alternative Documentation	1	688,000	3.08	6.375	6.125	716	80.00	94.77	100.00	0.00	100.00	35
Full Documentation	28	18,644,224	83.44	6.471	6.221	762	69.56	72.05	86.07	100.00	76.26	35
Stated Documentation	6	3,011,650	13.48	6.395	6.145	748	56.96	56.96	100.00	0.00	70.28	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Index	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
1 Year LIBOR	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Margin (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.250	34	21,865,474	97.86	6.429	6.179	758	67.93	70.52	88.13	83.08	77.85	35
2.625	1	478,400	2.14	7.750	7.500	808	79.73	79.73	100.00	100.00	0.00	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 2.250
Maximum: 2.625
Weighted Average: 2.258

Initial Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 3 Yr Hybrid ARM

Periodic Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

Lifetime Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
6.000	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 6.000
Maximum: 6.000
Weighted Average: 6.000

Maximum Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
11.501 - 12.000	4	2,560,150	11.46	5.896	5.646	767	51.13	51.13	100.00	66.91	56.53	35
12.001 - 12.500	17	10,892,199	48.75	6.306	6.056	753	75.50	79.67	82.27	89.60	72.79	35
12.501 - 13.000	12	7,957,125	35.61	6.730	6.480	765	62.28	63.69	91.64	78.39	90.37	35
13.001 - 13.500	1	456,000	2.04	7.125	6.875	689	80.00	80.00	100.00	100.00	100.00	35
13.501 - 14.000	1	478,400	2.14	7.750	7.500	808	79.73	79.73	100.00	100.00	0.00	36
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 11.875
Maximum: 13.750
Weighted Average: 12.457

Months to Roll	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
31 - 36	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Minimum: 33
Maximum: 36
Weighted Average: 35

Prepayment Penalty	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Interest Only	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	5	2,596,399	11.62	6.452	6.202	772	65.69	67.89	0.00	100.00	95.38	35
Y	30	19,747,475	88.38	6.458	6.208	757	68.51	71.09	100.00	81.27	73.66	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Interest Only Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	5	2,596,399	11.62	6.452	6.202	772	65.69	67.89	0.00	100.00	95.38	35
120	30	19,747,475	88.38	6.458	6.208	757	68.51	71.09	100.00	81.27	73.66	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Originator	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
SunTrust	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

Historical Delinquency	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Loan has never been delinquent	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35
Total:	35	22,343,874	100.00	6.457	6.207	759	68.18	70.72	88.38	83.44	76.18	35

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 5 Yr Hybrid ARM

Stats

As of Date: 2007-08-01
Count: 327
Current Balance: $203,235,111
Average Current Balance: $621,514
Gross WAC: 6.373%
Net WAC: 6.123%
Gross Margin: 2.267%
Net Margin: 2.017%
FICO: 744
Orig LTV: 73.24%
Orig Combined LTV: 77.91%
% California: 61.41%
Weighted Average Loan Age: 1
Original Term: 360
Remaining Term: 358
Initial Rate Cap: 4.993%
Periodic Rate Cap: 2.000%
Lifetime Rate Cap: 5.002%
Maximum Rate: 11.376%
Months to Roll: 59
Largest Single ZIP Concentration: 1.41%

Original Fixed Rate Period	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
60	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Loan Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5 Yr ARM	33	20,029,228	9.86	6.521	6.271	734	73.63	76.56	0.00	65.87	82.61	59
5 Yr ARM IO	294	183,205,883	90.14	6.357	6.107	745	73.20	78.06	100.00	66.29	83.74	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Current Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
4.751 - 5.000	1	449,600	0.22	5.000	4.750	787	80.00	91.03	100.00	100.00	100.00	58
5.001 - 5.250	1	513,272	0.25	5.125	4.875	714	80.00	91.10	100.00	100.00	100.00	60
5.251 - 5.500	1	564,000	0.28	5.500	5.250	680	80.00	94.18	100.00	100.00	100.00	58
5.501 - 5.750	19	10,611,681	5.22	5.723	5.473	762	74.82	82.62	89.05	82.60	89.63	58
5.751 - 6.000	62	39,679,312	19.52	5.936	5.686	765	72.39	76.40	95.53	75.84	89.41	58
6.001 - 6.250	80	49,161,030	24.19	6.193	5.943	753	72.77	77.73	86.67	75.26	88.10	58
6.251 - 6.500	71	43,721,236	21.51	6.435	6.185	740	72.69	77.64	91.56	59.02	83.38	59
6.501 - 6.750	42	25,484,161	12.54	6.696	6.446	725	74.18	78.09	95.23	59.60	76.30	59
6.751 - 7.000	35	22,867,850	11.25	6.925	6.675	727	74.47	79.54	87.26	49.98	75.41	60
7.001 - 7.250	9	5,202,969	2.56	7.222	6.972	698	77.03	79.30	85.43	35.26	96.57	60
7.251 - 7.500	1	1,000,000	0.49	7.375	7.125	698	58.82	58.82	100.00	100.00	0.00	60
7.501 - 7.750	1	1,125,000	0.55	7.750	7.500	754	72.30	72.30	0.00	0.00	100.00	60
7.751 - 8.000	4	2,855,000	1.40	7.903	7.653	706	72.71	72.71	70.58	70.23	29.77	60
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Minimum: 5.000
Maximum: 8.000
Weighted Average: 6.373

Conforming Balance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	320	200,700,470	98.75	6.370	6.120	744	73.20	77.83	90.15	66.10	83.85	59
Y	7	2,534,641	1.25	6.609	6.359	719	76.63	84.57	89.42	77.91	66.53	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Principal Balance ($)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
50,001 - 100,000	1	89,923	0.04	6.750	6.500	N/A	21.95	21.95	0.00	100.00	0.00	58
150,001 - 200,000	1	178,319	0.09	7.250	7.000	N/A	70.00	70.00	0.00	100.00	0.00	60
200,001 - 250,000	1	236,000	0.12	6.750	6.500	659	80.00	80.00	100.00	0.00	100.00	60
300,001 - 350,000	1	324,000	0.16	6.875	6.625	677	80.00	90.00	100.00	0.00	100.00	60
400,001 - 450,000	18	7,889,720	3.88	6.255	6.005	740	69.45	75.46	100.00	83.39	88.69	59
450,001 - 500,000	70	33,620,419	16.54	6.309	6.059	747	76.23	82.74	88.60	67.04	84.40	59
500,001 - 550,000	48	25,280,472	12.44	6.300	6.050	741	75.38	79.71	93.82	78.93	83.40	59
550,001 - 600,000	42	24,342,550	11.98	6.264	6.014	745	70.83	75.10	88.08	56.76	88.05	58
600,001 - 750,000	84	55,914,766	27.51	6.403	6.153	748	74.47	79.43	89.36	68.15	82.33	59
750,001 - 850,000	23	18,520,260	9.11	6.576	6.326	747	69.61	71.95	91.30	64.71	78.36	59
850,001 - 950,000	14	12,618,885	6.21	6.343	6.093	732	75.59	76.90	85.90	49.49	92.87	59
950,001 - 1,000,000	21	20,862,797	10.27	6.379	6.129	738	69.34	75.47	95.21	66.89	76.19	59
1,000,001 - 1,250,000	3	3,357,000	1.65	6.971	6.721	754	69.17	69.17	66.49	35.75	100.00	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 89,923
Maximum: 1,200,000
Weighted Average: 621,514

Original Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	9	6,190,457	3.05	6.847	6.597	738	78.84	81.22	73.83	40.87	100.00	59
351 - 360	318	197,044,655	96.95	6.358	6.108	744	73.07	77.81	90.66	67.05	83.12	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 346
Maximum: 360
Weighted Average: 360

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 5 Yr Hybrid ARM

Remaining Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	10	6,653,416	3.27	6.822	6.572	739	78.83	81.05	68.69	38.03	100.00	59
351 - 360	317	196,581,695	96.73	6.358	6.108	744	73.06	77.80	90.87	67.20	83.08	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 344
Maximum: 360
Weighted Average: 358

Loan Age	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	126	76,828,754	37.80	6.645	6.395	739	72.70	76.67	91.34	61.88	76.89	60
1	68	44,821,932	22.05	6.382	6.132	738	74.49	79.04	88.14	61.73	86.61	59
2	79	47,956,306	23.60	6.114	5.864	753	74.45	80.54	89.21	73.85	87.58	58
3	54	33,628,119	16.55	6.110	5.860	752	71.11	75.49	91.41	71.41	89.44	57
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 0
Maximum: 3
Weighted Average: 1

Geographical Distribution	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
CA	196	124,803,861	61.41	6.305	6.055	744	73.37	78.24	94.36	63.61	87.85	59
FL	27	15,842,611	7.80	6.614	6.364	743	76.06	81.01	74.92	67.51	58.70	59
VA	24	13,727,172	6.75	6.244	5.994	748	73.60	78.31	91.80	80.21	88.27	59
GA	10	6,252,247	3.08	6.537	6.287	740	74.78	79.21	89.60	55.81	91.76	59
MD	9	5,404,444	2.66	6.812	6.562	749	75.15	81.02	88.90	52.31	88.60	59
NC	7	5,135,739	2.53	6.636	6.386	743	71.22	72.68	90.26	45.90	80.53	59
AL	5	3,336,900	1.64	6.300	6.050	745	67.72	73.44	63.98	54.00	62.33	59
SC	5	3,216,621	1.58	6.191	5.941	761	50.97	50.97	100.00	100.00	21.76	60
TN	6	3,170,000	1.56	6.893	6.643	752	70.68	75.97	100.00	63.09	52.68	60
AZ	4	2,626,160	1.29	6.491	6.241	720	79.61	87.13	100.00	67.38	100.00	59
Other	34	19,719,357	9.70	6.404	6.154	742	73.61	77.37	74.98	81.56	87.08	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

City	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
San Jose	18	11,243,840	5.53	6.229	5.979	757	77.37	82.56	90.79	84.33	90.15	58
San Francisco	12	9,624,750	4.74	6.481	6.231	731	75.91	83.39	100.00	65.29	100.00	59
Los Angeles	6	4,116,200	2.03	6.458	6.208	737	68.57	72.03	100.00	50.04	67.09	58
Fremont	6	3,681,799	1.81	6.106	5.856	733	76.44	85.32	100.00	66.76	100.00	58
Concord	6	3,096,400	1.52	6.366	6.116	733	75.28	76.89	100.00	76.81	100.00	58
San Diego	6	2,927,200	1.44	6.235	5.985	754	75.59	78.40	100.00	67.72	83.74	58
Atlanta	4	2,369,400	1.17	6.619	6.369	721	71.95	78.06	100.00	72.31	78.26	60
Santa Cruz	3	2,201,756	1.08	6.695	6.445	701	69.69	69.69	100.00	55.73	69.71	59
Pleasanton	3	2,121,000	1.04	6.073	5.823	786	67.79	77.24	100.00	70.96	100.00	57
Centreville	3	2,065,000	1.02	7.189	6.939	751	72.58	72.58	45.52	45.52	100.00	60
Oakland	3	2,048,000	1.01	6.665	6.415	753	80.00	84.60	100.00	58.20	100.00	58
Los Gatos	2	1,999,990	0.98	6.063	5.813	796	60.68	64.80	100.00	100.00	100.00	59
Other	255	155,739,776	76.63	6.369	6.119	744	72.97	77.50	88.53	65.12	81.28	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Original LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	16	8,986,225	4.42	6.310	6.060	771	34.24	37.49	91.78	80.34	85.36	59
50.01 - 60.00	18	13,019,400	6.41	6.365	6.115	746	56.62	59.78	95.81	61.44	72.12	59
60.01 - 70.00	50	32,761,909	16.12	6.437	6.187	745	66.55	71.61	85.82	40.07	80.75	59
70.01 - 75.00	42	29,765,915	14.65	6.377	6.127	745	73.48	75.66	90.38	56.77	85.57	59
75.01 - 80.00	197	116,564,913	57.35	6.355	6.105	741	79.61	85.16	90.79	75.28	84.80	59
85.01 - 90.00	3	1,552,500	0.76	6.457	6.207	748	89.49	89.49	68.12	68.12	100.00	59
90.01 - 95.00	1	584,250	0.29	7.125	6.875	731	95.00	95.00	100.00	100.00	100.00	60
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 9.38
Maximum: 95.00
Weighted Average: 73.24

Current LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	16	8,986,225	4.42	6.310	6.060	771	34.24	37.49	91.78	80.34	85.36	59
50.01 - 60.00	18	13,019,400	6.41	6.365	6.115	746	56.62	59.78	95.81	61.44	72.12	59
60.01 - 70.00	50	32,761,909	16.12	6.437	6.187	745	66.55	71.61	85.82	40.07	80.75	59
70.01 - 75.00	42	29,765,915	14.65	6.377	6.127	745	73.48	75.66	90.38	56.77	85.57	59
75.01 - 80.00	197	116,564,913	57.35	6.355	6.105	741	79.61	85.16	90.79	75.28	84.80	59
85.01 - 90.00	3	1,552,500	0.76	6.457	6.207	748	89.49	89.49	68.12	68.12	100.00	59
90.01 - 95.00	1	584,250	0.29	7.125	6.875	731	95.00	95.00	100.00	100.00	100.00	60
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 9.38
Maximum: 95.00
Weighted Average: 73.24

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 5 Yr Hybrid ARM

Combined LTV (%)*	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	14	8,054,725	3.96	6.320	6.070	776	33.31	34.23	90.83	78.06	83.67	59
50.01 - 60.00	16	10,837,900	5.33	6.431	6.181	734	56.64	56.99	94.97	53.68	66.51	59
60.01 - 70.00	39	25,727,209	12.66	6.381	6.131	753	65.36	66.40	84.47	54.92	78.01	59
70.01 - 75.00	36	25,751,416	12.67	6.445	6.195	742	72.35	73.42	88.88	52.80	85.13	59
75.01 - 80.00	101	61,729,970	30.37	6.396	6.146	746	78.86	79.44	88.88	69.65	74.79	59
80.01 - 85.00	9	5,035,000	2.48	6.478	6.228	739	78.87	83.96	88.88	68.56	90.55	59
85.01 - 90.00	72	44,274,956	21.79	6.344	6.094	739	77.73	89.22	93.25	59.94	93.68	59
90.01 - 95.00	40	21,823,936	10.74	6.240	5.990	736	80.30	94.60	93.23	100.00	100.00	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 9.38
Maximum: 95.00
Weighted Average: 77.91
* Including Silent Seconds

FICO Score	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
No FICO Score	2	268,241	0.13	7.082	6.832	N/A	53.89	53.89	0.00	100.00	0.00	59
640 - 659	8	4,062,600	2.00	6.634	6.384	649	74.91	80.77	34.03	94.19	87.32	59
660 - 679	26	16,329,452	8.03	6.698	6.448	669	75.73	79.04	91.70	66.06	76.18	59
680 - 699	30	19,669,106	9.68	6.548	6.298	691	73.89	80.28	94.14	46.14	87.29	59
700 - 719	41	26,308,967	12.95	6.495	6.245	709	71.79	77.78	90.01	49.98	84.05	59
720 - 739	29	18,177,540	8.94	6.392	6.142	729	75.41	80.40	90.79	60.41	81.84	59
740 - 759	55	33,420,656	16.44	6.336	6.086	750	75.47	79.41	92.21	62.65	84.99	59
760 - 779	43	26,399,045	12.99	6.193	5.943	771	75.03	81.27	93.27	65.63	87.04	59
780 - 799	59	38,064,862	18.73	6.252	6.002	789	73.33	76.98	86.23	81.92	87.92	59
800 - 819	34	20,534,643	10.10	6.232	5.982	805	64.44	67.41	96.84	83.32	72.90	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Non-Zero Minimum: 640
Maximum: 818
Non-Zero Weighted Average: 744

Mortgage Insurance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Current LTV <= 80%	323	201,098,361	98.95	6.370	6.120	744	73.06	77.77	90.29	66.14	83.46	59
Insured by MI and Current LTV > 80%	4	2,136,750	1.05	6.640	6.390	744	90.99	90.99	76.83	76.83	100.00	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Property Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Condominium	37	21,980,126	10.82	6.481	6.231	746	75.92	79.09	92.06	63.83	59.32	59
Planned Unit Development	83	49,847,720	24.53	6.308	6.058	743	73.22	77.83	89.95	68.36	83.31	59
Single Family	196	123,182,115	60.61	6.380	6.130	744	72.85	77.45	89.22	66.26	87.48	59
Three-to-Four Family	2	1,208,000	0.59	6.450	6.200	766	78.72	86.52	100.00	100.00	51.99	59
Two Family	9	7,017,150	3.45	6.365	6.115	738	70.95	81.36	100.00	52.80	100.00	58
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Occupancy Code	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Investor Property	16	9,301,100	4.58	6.896	6.646	744	74.44	77.05	80.19	94.75	0.00	59
Owner Occupied	273	169,967,737	83.63	6.338	6.088	744	73.61	78.93	90.27	65.68	100.00	59
Second Home	38	23,966,274	11.79	6.418	6.168	742	70.22	71.04	93.16	59.20	0.00	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Purpose	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Cashout Refinance	70	43,389,250	21.35	6.409	6.159	739	68.55	70.95	93.02	66.80	92.82	59
Construction to Permanent	9	5,953,416	2.93	6.846	6.596	738	78.70	81.17	65.01	30.74	100.00	59
Purchase	129	79,178,536	38.96	6.383	6.133	749	76.85	82.58	87.02	72.33	77.48	59
Rate/Term Refinance	119	74,713,909	36.76	6.305	6.055	742	71.71	76.74	93.79	62.32	83.51	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Documentation Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Alternative Documentation	14	9,098,852	4.48	6.509	6.259	727	74.45	76.87	94.64	0.00	70.69	59
Full Documentation	220	134,642,744	66.25	6.308	6.058	750	73.77	78.71	90.20	100.00	82.92	59
Stated Documentation	93	59,493,515	29.27	6.500	6.250	734	71.87	76.26	89.33	0.00	87.23	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Index	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
1 Year LIBOR	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Margin (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.250	311	193,934,011	95.42	6.348	6.098	744	73.19	77.95	90.62	64.88	87.64	59
2.625	16	9,301,100	4.58	6.896	6.646	744	74.44	77.05	80.19	94.75	0.00	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 2.250
Maximum: 2.625
Weighted Average: 2.267

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 5 Yr Hybrid ARM

Initial Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	1	451,000	0.22	6.500	6.250	752	80.00	90.00	100.00	100.00	100.00	60
5.000	326	202,784,111	99.78	6.373	6.123	744	73.23	77.88	90.12	66.17	83.59	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 2.000
Maximum: 5.000
Weighted Average: 4.993

Periodic Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

Lifetime Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.000	326	202,784,111	99.78	6.373	6.123	744	73.23	77.88	90.12	66.17	83.59	59
6.000	1	451,000	0.22	6.500	6.250	752	80.00	90.00	100.00	100.00	100.00	60
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.002

Maximum Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
9.501 - 10.000	1	449,600	0.22	5.000	4.750	787	80.00	91.03	100.00	100.00	100.00	58
10.001 - 10.500	2	1,077,272	0.53	5.321	5.071	696	80.00	92.71	100.00	100.00	100.00	59
10.501 - 11.000	81	50,290,993	24.75	5.891	5.641	765	72.90	77.72	94.16	77.26	89.46	58
11.001 - 11.500	150	92,431,266	45.48	6.306	6.056	747	72.70	77.63	88.92	67.46	85.81	59
11.501 - 12.000	77	48,352,011	23.79	6.804	6.554	726	74.31	78.77	91.46	55.05	75.88	60
12.001 - 12.500	11	6,653,969	3.27	7.196	6.946	702	74.49	76.95	88.60	49.38	82.29	60
12.501 - 13.000	5	3,980,000	1.96	7.860	7.610	719	72.60	72.60	50.63	50.38	49.62	60
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 10.000
Maximum: 13.000
Weighted Average: 11.376

Months to Roll	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
55 - 60	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Minimum: 57
Maximum: 60
Weighted Average: 59

Prepayment Penalty	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Interest Only	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	33	20,029,228	9.86	6.521	6.271	734	73.63	76.56	0.00	65.87	82.61	59
Y	294	183,205,883	90.14	6.357	6.107	745	73.20	78.06	100.00	66.29	83.74	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Interest Only Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	33	20,029,228	9.86	6.521	6.271	734	73.63	76.56	0.00	65.87	82.61	59
120	294	183,205,883	90.14	6.357	6.107	745	73.20	78.06	100.00	66.29	83.74	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Originator	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
SunTrust	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

Historical Delinquency	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Loan has never been delinquent	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59
Total:	327	203,235,111	100.00	6.373	6.123	744	73.24	77.91	90.14	66.25	83.63	59

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 7 Yr Hybrid ARM

Stats

As of Date: 2007-08-01
Count: 704
Current Balance: $475,384,543
Average Current Balance: $675,262
Gross WAC: 6.272%
Net WAC: 6.022%
Gross Margin: 2.263%
Net Margin: 2.013%
FICO: 749
Orig LTV: 72.46%
Orig Combined LTV: 75.70%
% California: 29.92%
Weighted Average Loan Age: 2
Original Term: 359
Remaining Term: 358
Initial Rate Cap: 4.991%
Periodic Rate Cap: 2.000%
Lifetime Rate Cap: 5.003%
Maximum Rate: 11.276%
Months to Roll: 82
Largest Single ZIP Concentration: 1.42%

Original Fixed Rate Period	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
84	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Loan Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
7 Yr ARM	75	48,854,436	10.28	6.362	6.112	740	70.99	72.86	0.00	76.93	66.23	83
7 Yr ARM IO	629	426,530,107	89.72	6.262	6.012	750	72.63	76.02	100.00	77.02	83.04	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Current Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
4.751 - 5.000	1	1,985,000	0.42	5.000	4.750	672	79.40	79.40	100.00	100.00	100.00	81
5.001 - 5.250	1	1,100,000	0.23	5.125	4.875	789	77.46	77.46	100.00	100.00	100.00	84
5.251 - 5.500	12	8,440,950	1.78	5.473	5.223	762	65.92	70.20	86.97	75.04	100.00	83
5.501 - 5.750	70	45,242,839	9.52	5.724	5.474	764	72.07	75.92	87.08	81.80	90.17	82
5.751 - 6.000	147	96,058,678	20.21	5.926	5.676	755	73.60	76.76	92.42	87.54	90.71	82
6.001 - 6.250	169	118,876,830	25.01	6.198	5.948	756	71.82	74.94	93.43	84.49	83.91	82
6.251 - 6.500	138	93,995,856	19.77	6.441	6.191	746	72.30	75.58	87.28	71.62	83.39	82
6.501 - 6.750	98	65,511,067	13.78	6.680	6.430	731	72.12	75.01	91.35	68.30	65.46	83
6.751 - 7.000	45	29,334,672	6.17	6.911	6.661	729	74.06	77.62	79.39	57.96	61.16	83
7.001 - 7.250	12	7,971,400	1.68	7.171	6.921	740	73.62	75.91	77.02	42.90	56.47	83
7.251 - 7.500	6	3,894,000	0.82	7.462	7.212	738	70.98	76.32	100.00	32.14	67.86	83
7.501 - 7.750	4	1,974,050	0.42	7.625	7.375	697	72.16	79.33	32.93	70.75	0.00	84
7.751 - 8.000	1	999,200	0.21	8.000	7.750	780	80.00	80.00	100.00	0.00	100.00	84
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 5.000
Maximum: 8.000
Weighted Average: 6.272

Conforming Balance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	687	470,117,257	98.89	6.267	6.017	749	72.53	75.81	89.83	76.87	82.12	82
Y	17	5,267,286	1.11	6.740	6.490	767	65.76	65.76	80.11	89.27	9.61	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Principal Balance ($)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
50,001 - 100,000	2	156,210	0.03	6.819	6.569	N/A	21.98	21.98	0.00	100.00	0.00	82
100,001 - 150,000	2	220,700	0.05	6.968	6.718	N/A	60.85	60.85	100.00	100.00	0.00	83
150,001 - 200,000	3	543,107	0.11	6.949	6.699	N/A	70.00	70.00	67.80	100.00	0.00	84
200,001 - 250,000	1	240,300	0.05	7.625	7.375	796	69.98	69.98	0.00	100.00	0.00	84
250,001 - 300,000	1	291,900	0.06	7.000	6.750	N/A	70.00	70.00	100.00	100.00	0.00	84
300,001 - 350,000	2	657,820	0.14	6.802	6.552	N/A	47.20	47.20	100.00	100.00	0.00	83
400,001 - 450,000	48	20,820,623	4.38	6.197	5.947	753	74.07	78.22	87.54	91.84	75.04	83
450,001 - 500,000	102	48,927,032	10.29	6.247	5.997	748	73.73	78.09	93.24	74.30	80.14	83
500,001 - 550,000	86	45,272,338	9.52	6.273	6.023	742	73.35	75.23	88.33	77.96	83.95	83
550,001 - 600,000	75	43,114,991	9.07	6.257	6.007	744	74.74	77.50	89.32	82.74	82.56	82
600,001 - 750,000	183	122,764,816	25.82	6.250	6.000	750	74.24	78.31	88.46	76.96	81.32	82
750,001 - 850,000	50	40,080,274	8.43	6.255	6.005	746	72.30	75.61	96.01	81.78	87.77	82
850,001 - 950,000	53	47,940,737	10.08	6.378	6.128	742	70.57	73.23	85.03	71.81	82.85	82
950,001 - 1,000,000	46	45,435,389	9.56	6.310	6.060	758	71.18	75.09	91.50	65.03	73.93	82
1,000,001 - 1,250,000	42	47,808,125	10.06	6.319	6.069	758	67.69	69.73	88.09	76.29	80.94	82
1,250,001 - 1,500,000	7	9,125,182	1.92	6.142	5.892	758	66.54	66.54	100.00	86.19	100.00	82
1,750,001 - 2,000,000	1	1,985,000	0.42	5.000	4.750	672	79.40	79.40	100.00	100.00	100.00	81
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 69,940
Maximum: 1,985,000
Weighted Average: 675,262

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 7 Yr Hybrid ARM

Original Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
331 - 340	1	1,448,400	0.30	6.000	5.750	702	78.29	78.29	100.00	100.00	100.00	81
341 - 350	19	14,445,297	3.04	6.359	6.109	743	67.69	69.15	77.80	87.73	84.03	82
351 - 360	684	459,490,846	96.66	6.270	6.020	749	72.59	75.89	90.07	76.60	81.17	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 338
Maximum: 360
Weighted Average: 359

Remaining Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
331 - 340	1	1,448,400	0.30	6.000	5.750	702	78.29	78.29	100.00	100.00	100.00	81
341 - 350	26	19,436,673	4.09	6.422	6.172	738	69.91	71.00	83.50	87.54	88.13	82
351 - 360	677	454,499,470	95.61	6.267	6.017	749	72.55	75.89	89.96	76.49	80.96	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 335
Maximum: 360
Weighted Average: 358

Loan Age	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	121	76,158,680	16.02	6.505	6.255	747	72.94	76.43	85.50	83.37	77.39	84
1	232	160,072,310	33.67	6.315	6.065	754	72.16	75.48	90.93	74.45	79.21	83
2	215	140,758,847	29.61	6.184	5.934	748	72.09	75.36	89.49	77.48	81.98	82
3	133	95,320,966	20.05	6.141	5.891	744	73.33	76.29	91.08	76.85	86.40	81
4	3	3,073,739	0.65	6.401	6.151	729	65.77	65.77	100.00	36.44	100.00	80
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 0
Maximum: 4
Weighted Average: 2

Geographical Distribution	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
CA	207	142,247,368	29.92	6.188	5.938	758	73.29	78.12	98.37	74.11	93.65	82
FL	139	91,046,704	19.15	6.497	6.247	747	70.93	72.70	84.64	73.61	59.12	83
GA	65	46,330,716	9.75	6.200	5.950	748	71.34	73.75	90.57	81.76	97.80	82
VA	69	42,474,474	8.93	6.197	5.947	752	73.28	77.46	87.65	89.97	89.86	83
NC	56	39,246,330	8.26	6.320	6.070	736	71.77	73.06	87.77	77.58	69.75	82
MD	41	28,282,884	5.95	6.126	5.876	742	74.80	78.89	82.36	80.50	81.23	83
SC	29	20,437,374	4.30	6.290	6.040	730	69.90	70.23	87.20	81.12	57.93	83
DC	14	8,361,400	1.76	5.997	5.747	747	76.51	80.85	93.92	81.23	93.92	82
TN	10	8,071,232	1.70	6.494	6.244	725	73.72	74.76	74.21	76.03	87.89	82
CO	12	7,665,805	1.61	6.187	5.937	772	74.31	80.84	91.52	85.07	72.29	83
Other	62	41,220,255	8.67	6.301	6.051	745	72.26	75.54	82.33	68.72	80.91	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

City	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Atlanta	23	18,747,677	3.94	6.194	5.944	751	72.20	73.69	92.53	75.43	100.00	82
San Francisco	24	18,562,570	3.90	6.357	6.107	758	74.52	81.79	100.00	77.51	91.36	82
San Jose	20	11,803,700	2.48	6.277	6.027	754	74.25	81.86	100.00	91.78	94.60	82
Washington, D.C.	14	8,361,400	1.76	5.997	5.747	747	76.51	80.85	93.92	81.23	93.92	82
Charlotte	7	6,106,445	1.28	6.082	5.832	761	74.25	75.43	100.00	100.00	100.00	83
Mooresville	8	5,514,830	1.16	6.364	6.114	721	76.31	78.95	100.00	81.19	100.00	82
Arlington	8	5,215,300	1.10	6.131	5.881	749	76.26	81.69	100.00	100.00	87.54	82
Coral Gables	5	4,999,250	1.05	6.765	6.515	767	66.71	71.65	82.50	59.29	100.00	83
San Diego	9	4,963,000	1.04	6.198	5.948	780	76.75	83.24	100.00	60.71	100.00	82
Tampa	7	4,816,689	1.01	6.215	5.965	749	66.26	68.79	81.42	69.89	100.00	82
Alexandria	5	4,715,750	0.99	6.168	5.918	752	73.47	76.61	100.00	85.37	100.00	82
Bethesda	5	4,669,400	0.98	5.390	5.140	730	75.07	79.15	100.00	100.00	100.00	82
Other	569	376,908,531	79.28	6.289	6.039	748	72.14	75.05	88.01	75.91	77.33	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Original LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	44	30,416,940	6.40	6.205	5.955	751	39.88	40.95	88.29	86.00	76.02	83
50.01 - 60.00	46	33,558,214	7.06	6.238	5.988	755	55.58	57.06	88.12	80.51	82.24	82
60.01 - 70.00	109	74,837,103	15.74	6.359	6.109	750	66.90	69.52	84.43	58.35	76.58	83
70.01 - 75.00	97	69,652,293	14.65	6.330	6.080	748	73.53	76.26	93.29	68.65	82.22	82
75.01 - 80.00	401	262,840,593	55.29	6.239	5.989	748	79.40	83.47	90.66	82.70	82.85	82
80.01 - 85.00	1	552,500	0.12	6.375	6.125	754	85.00	85.00	100.00	100.00	100.00	84
85.01 - 90.00	3	1,993,650	0.42	6.984	6.734	709	89.99	89.99	100.00	100.00	70.95	83
90.01 - 95.00	3	1,533,250	0.32	6.278	6.028	737	93.81	93.81	72.12	100.00	100.00	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 11.67
Maximum: 95.00
Weighted Average: 72.46

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 7 Yr Hybrid ARM

Current LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	44	30,416,940	6.40	6.205	5.955	751	39.88	40.95	88.29	86.00	76.02	83
50.01 - 60.00	46	33,558,214	7.06	6.238	5.988	755	55.58	57.06	88.12	80.51	82.24	82
60.01 - 70.00	109	74,837,103	15.74	6.359	6.109	750	66.90	69.52	84.43	58.35	76.58	83
70.01 - 75.00	97	69,652,293	14.65	6.330	6.080	748	73.53	76.26	93.29	68.65	82.22	82
75.01 - 80.00	401	262,840,593	55.29	6.239	5.989	748	79.40	83.47	90.66	82.70	82.85	82
80.01 - 85.00	1	552,500	0.12	6.375	6.125	754	85.00	85.00	100.00	100.00	100.00	84
85.01 - 90.00	3	1,993,650	0.42	6.984	6.734	709	89.99	89.99	100.00	100.00	70.95	83
90.01 - 95.00	3	1,533,250	0.32	6.278	6.028	737	93.81	93.81	72.12	100.00	100.00	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 11.66
Maximum: 95.00
Weighted Average: 72.44

Combined LTV (%)*	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	41	28,942,540	6.09	6.217	5.967	750	39.61	39.63	87.69	85.29	74.80	83
50.01 - 60.00	44	31,787,214	6.69	6.263	6.013	755	55.69	55.88	87.46	82.30	81.25	82
60.01 - 70.00	94	62,806,703	13.21	6.336	6.086	753	66.40	66.82	85.25	63.92	77.75	83
70.01 - 75.00	87	63,089,687	13.27	6.322	6.072	749	72.84	73.57	90.19	66.23	79.94	82
75.01 - 80.00	252	169,475,518	35.65	6.227	5.977	747	78.76	79.29	89.76	81.83	77.69	82
80.01 - 85.00	21	13,351,149	2.81	6.358	6.108	743	77.74	84.13	81.10	48.97	96.26	82
85.01 - 90.00	111	72,431,377	15.24	6.311	6.061	750	78.86	89.58	94.13	75.41	85.32	83
90.01 - 95.00	54	33,500,356	7.05	6.226	5.976	743	79.54	94.75	94.86	100.00	100.00	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 11.67
Maximum: 95.00
Weighted Average: 75.70
* Including Silent Seconds

FICO Score	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
No FICO Score	10	1,869,736	0.39	6.897	6.647	N/A	56.89	56.89	82.29	100.00	0.00	83
640 - 659	15	8,623,779	1.81	6.457	6.207	649	74.16	76.44	74.21	88.57	87.91	82
660 - 679	40	27,876,891	5.86	6.379	6.129	669	72.64	74.81	82.63	72.02	87.48	82
680 - 699	59	39,436,775	8.30	6.450	6.200	691	73.74	77.94	90.32	71.16	79.48	83
700 - 719	70	49,701,956	10.46	6.308	6.058	709	70.96	74.44	85.15	70.79	84.17	82
720 - 739	69	45,820,246	9.64	6.333	6.083	729	74.41	78.36	92.40	74.14	86.95	82
740 - 759	110	73,723,734	15.51	6.296	6.046	749	71.91	75.03	91.52	72.67	79.30	82
760 - 779	135	91,613,630	19.27	6.225	5.975	770	73.99	77.28	90.40	80.68	78.89	82
780 - 799	135	95,734,862	20.14	6.187	5.937	789	72.77	75.67	91.22	78.86	80.74	83
800 - 819	58	38,890,035	8.18	6.131	5.881	806	68.85	72.22	94.27	88.00	82.21	82
820 - 839	3	2,092,900	0.44	5.780	5.530	822	50.52	50.52	47.44	100.00	75.25	84
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Non-Zero Minimum: 640
Maximum: 824
Non-Zero Weighted Average: 749

Mortgage Insurance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Current LTV <= 80%	697	471,305,143	99.14	6.269	6.019	749	72.30	75.57	89.72	76.81	81.28	82
Insured by MI and Current LTV > 80%	7	4,079,400	0.86	6.636	6.386	726	90.75	90.75	89.52	100.00	85.80	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Property Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Condominium	94	59,908,784	12.60	6.377	6.127	753	73.50	76.18	94.34	76.37	58.82	82
Planned Unit Development	168	110,779,151	23.30	6.260	6.010	752	72.39	75.71	90.40	81.87	81.20	83
Single Family	429	294,959,457	62.05	6.242	5.992	747	72.35	75.56	88.56	76.41	86.37	82
Three-to-Four Family	4	2,181,000	0.46	6.669	6.419	760	67.90	67.90	100.00	74.09	23.20	83
Two Family	9	7,556,150	1.59	6.701	6.451	748	70.84	79.05	85.72	35.39	80.77	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Occupancy Code	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Investor Property	27	17,013,354	3.58	6.842	6.592	740	70.88	74.71	82.19	90.93	0.00	83
Owner Occupied	565	386,557,634	81.31	6.221	5.971	748	72.63	76.22	91.63	76.13	100.00	82
Second Home	112	71,813,554	15.11	6.414	6.164	756	71.92	73.12	81.25	78.43	0.00	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Purpose	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Cashout Refinance	151	100,268,432	21.09	6.276	6.026	736	67.85	69.43	87.03	71.87	88.18	82
Construction to Permanent	37	26,408,957	5.56	6.384	6.134	742	70.71	71.51	82.23	85.66	85.73	82
Purchase	380	256,556,015	53.97	6.254	6.004	757	75.88	80.19	90.29	83.62	76.28	83
Rate/Term Refinance	136	92,151,139	19.38	6.286	6.036	742	68.44	71.19	93.22	61.73	86.59	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Documentation Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Alternative Documentation	13	10,109,538	2.13	6.017	5.767	770	76.95	84.36	100.00	0.00	100.00	82
Full Documentation	549	366,099,746	77.01	6.220	5.970	751	72.62	75.84	89.73	100.00	80.39	82
Stated Documentation	142	99,175,260	20.86	6.490	6.240	738	71.40	74.30	88.64	0.00	82.83	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 7 Yr Hybrid ARM

Index	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
1 Year LIBOR	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Margin (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.250	677	458,371,189	96.42	6.251	6.001	749	72.52	75.73	90.00	76.49	84.33	82
2.625	27	17,013,354	3.58	6.842	6.592	740	70.88	74.71	82.19	90.93	0.00	83
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 2.250
Maximum: 2.625
Weighted Average: 2.263

Initial Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	2	1,434,000	0.30	7.052	6.802	746	69.30	75.72	100.00	35.84	100.00	81
5.000	702	473,950,543	99.70	6.270	6.020	749	72.47	75.70	89.69	77.14	81.26	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 2.000
Maximum: 5.000
Weighted Average: 4.991

Periodic Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

Lifetime Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.000	702	473,950,543	99.70	6.270	6.020	749	72.47	75.70	89.69	77.14	81.26	82
6.000	2	1,434,000	0.30	7.052	6.802	746	69.30	75.72	100.00	35.84	100.00	81
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.003

Maximum Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
9.501 - 10.000	1	1,985,000	0.42	5.000	4.750	672	79.40	79.40	100.00	100.00	100.00	81
10.001 - 10.500	13	9,540,950	2.01	5.433	5.183	765	67.25	71.04	88.47	77.92	100.00	83
10.501 - 11.000	217	141,301,517	29.72	5.861	5.611	758	73.11	76.49	90.71	85.70	90.54	82
11.001 - 11.500	305	211,770,990	44.55	6.305	6.055	752	72.06	75.22	90.67	78.70	83.59	82
11.501 - 12.000	144	95,433,435	20.07	6.748	6.498	730	72.76	75.93	87.73	65.32	64.35	83
12.001 - 12.500	18	11,459,400	2.41	7.202	6.952	732	71.16	73.76	84.01	45.25	58.80	83
12.501 - 13.000	5	2,973,250	0.63	7.751	7.501	725	74.79	79.55	55.47	46.97	33.61	84
13.001 - 13.500	1	920,000	0.19	7.500	7.250	786	80.00	90.00	100.00	0.00	100.00	81
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 10.000
Maximum: 13.500
Weighted Average: 11.276

Months to Roll	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
79 - 84	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Minimum: 80
Maximum: 84
Weighted Average: 82

Prepayment Penalty	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Interest Only	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	75	48,854,436	10.28	6.362	6.112	740	70.99	72.86	0.00	76.93	66.23	83
Y	629	426,530,107	89.72	6.262	6.012	750	72.63	76.02	100.00	77.02	83.04	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Interest Only Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	75	48,854,436	10.28	6.362	6.112	740	70.99	72.86	0.00	76.93	66.23	83
120	629	426,530,107	89.72	6.262	6.012	750	72.63	76.02	100.00	77.02	83.04	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 7 Yr Hybrid ARM

Originator	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
SunTrust	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

Historical Delinquency	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Loan has never been delinquent	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82
Total:	704	475,384,543	100.00	6.272	6.022	749	72.46	75.70	89.72	77.01	81.31	82

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 10 Yr Hybrid ARM

Stats

As of Date: 2007-08-01
Count: 201
Current Balance: $130,650,534
Average Current Balance: $650,003
Gross WAC: 6.502%
Net WAC: 6.252%
Gross Margin: 2.259%
Net Margin: 2.009%
FICO: 747
Orig LTV: 71.81%
Orig Combined LTV: 74.91%
% California: 32.22%
Weighted Average Loan Age: 2
Original Term: 359
Remaining Term: 358
Initial Rate Cap: 5.000%
Periodic Rate Cap: 2.000%
Lifetime Rate Cap: 5.000%
Maximum Rate: 11.502%
Months to Roll: 118
Largest Single ZIP Concentration: 1.71%

Original Fixed Rate Period	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
120	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Loan Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
10 Yr ARM	29	16,119,290	12.34	6.514	6.264	731	72.82	72.82	0.00	77.90	64.03	119
10 Yr ARM IO	172	114,531,244	87.66	6.500	6.250	749	71.67	75.20	100.00	74.95	89.22	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Current Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.001 - 5.250	1	479,999	0.37	5.250	5.000	710	80.00	80.00	0.00	100.00	100.00	117
5.501 - 5.750	4	2,714,700	2.08	5.717	5.467	732	68.31	70.70	100.00	100.00	100.00	118
5.751 - 6.000	17	11,499,621	8.80	5.917	5.667	750	71.76	75.13	91.19	94.92	100.00	118
6.001 - 6.250	38	23,973,151	18.35	6.200	5.950	762	76.02	79.28	91.57	91.24	95.15	118
6.251 - 6.500	55	33,171,018	25.39	6.442	6.192	745	72.85	76.29	78.70	80.87	80.03	118
6.501 - 6.750	57	40,473,702	30.98	6.703	6.453	748	70.88	73.80	94.54	62.53	91.88	119
6.751 - 7.000	18	10,624,899	8.13	6.911	6.661	722	68.24	69.44	79.34	76.07	47.19	119
7.001 - 7.250	9	6,146,945	4.70	7.188	6.938	720	62.26	65.37	91.07	26.21	85.85	119
7.251 - 7.500	1	588,000	0.45	7.375	7.125	769	79.88	79.88	0.00	100.00	0.00	119
7.751 - 8.000	1	978,500	0.75	8.000	7.750	773	71.68	90.00	100.00	0.00	100.00	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 5.250
Maximum: 8.000
Weighted Average: 6.502

Conforming Balance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	196	128,785,595	98.57	6.498	6.248	747	71.79	74.90	87.87	75.70	86.62	118
Y	5	1,864,940	1.43	6.790	6.540	756	73.08	75.40	73.09	48.68	51.32	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Principal Balance ($)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
150,001 - 200,000	1	170,000	0.13	7.000	6.750	N/A	62.96	62.96	0.00	100.00	0.00	120
300,001 - 350,000	1	331,940	0.25	6.875	6.625	N/A	70.00	70.00	0.00	100.00	0.00	118
400,001 - 450,000	19	8,191,034	6.27	6.432	6.182	739	75.81	80.01	78.98	73.64	79.27	118
450,001 - 500,000	30	14,269,477	10.92	6.400	6.150	743	72.98	76.42	72.86	79.61	89.98	118
500,001 - 550,000	28	14,804,019	11.33	6.511	6.261	748	72.43	74.23	78.61	75.17	96.49	119
550,001 - 600,000	27	15,683,340	12.00	6.482	6.232	748	72.09	74.10	81.54	74.04	81.30	118
600,001 - 750,000	49	32,168,336	24.62	6.483	6.233	750	72.73	76.55	97.75	74.91	83.99	119
750,001 - 850,000	11	8,714,209	6.67	6.407	6.157	756	72.70	74.08	100.00	72.54	91.02	119
850,001 - 950,000	5	4,429,300	3.39	6.353	6.103	763	75.43	79.91	100.00	79.41	100.00	118
950,001 - 1,000,000	16	15,816,400	12.11	6.813	6.563	756	60.19	64.02	100.00	56.15	81.03	119
1,000,001 - 1,250,000	12	13,506,731	10.34	6.440	6.190	720	75.91	78.52	76.04	91.67	84.25	118
1,250,001 - 1,500,000	2	2,565,750	1.96	6.502	6.252	748	77.28	82.32	100.00	100.00	100.00	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 170,000
Maximum: 1,293,750
Weighted Average: 650,003

Original Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	8	6,003,092	4.59	6.551	6.301	766	70.76	70.76	91.84	55.24	89.59	118
351 - 360	193	124,647,443	95.41	6.499	6.249	746	71.86	75.11	87.46	76.28	85.95	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 345
Maximum: 360
Weighted Average: 359

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 10 Yr Hybrid ARM

Remaining Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
341 - 350	12	8,488,391	6.50	6.549	6.299	758	72.49	72.49	77.28	68.35	80.63	118
351 - 360	189	122,162,143	93.50	6.499	6.249	746	71.76	75.08	88.38	75.80	86.49	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 342
Maximum: 360
Weighted Average: 358

Loan Age	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	52	32,484,255	24.86	6.611	6.361	743	73.53	76.76	85.59	84.94	85.62	120
1	41	29,422,172	22.52	6.700	6.450	753	69.38	73.61	91.23	69.56	87.74	119
2	63	40,011,989	30.63	6.385	6.135	748	69.96	71.55	86.42	75.74	80.88	118
3	44	28,311,799	21.67	6.336	6.086	741	75.03	78.99	89.39	69.28	92.19	117
4	1	420,320	0.32	6.500	6.250	799	67.78	67.78	0.00	100.00	100.00	116
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 0
Maximum: 4
Weighted Average: 2

Geographical Distribution	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
CA	64	42,094,720	32.22	6.602	6.352	749	72.03	77.51	97.54	68.86	95.61	119
VA	41	25,304,478	19.37	6.201	5.951	760	74.35	75.97	88.77	94.57	95.75	118
FL	27	17,529,954	13.42	6.753	6.503	738	69.59	71.74	70.74	60.15	58.52	119
MD	20	12,830,127	9.82	6.442	6.192	752	72.97	74.63	75.92	94.82	89.60	118
GA	14	8,887,122	6.80	6.514	6.264	704	74.17	77.80	82.02	66.92	82.49	119
NC	12	8,293,791	6.35	6.485	6.235	741	65.00	68.00	87.77	58.50	69.68	119
DC	3	2,474,000	1.89	6.239	5.989	751	71.13	71.13	79.30	79.30	100.00	119
TN	3	2,390,762	1.83	6.864	6.614	675	61.98	61.98	100.00	58.17	100.00	118
WA	3	2,119,000	1.62	6.625	6.375	750	67.94	71.86	100.00	100.00	100.00	120
OR	2	1,646,250	1.26	6.250	6.000	779	76.64	76.64	100.00	100.00	100.00	117
Other	12	7,080,331	5.42	6.463	6.213	766	73.43	74.64	87.31	68.53	64.10	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

City	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Atlanta	7	4,813,560	3.68	6.482	6.232	705	69.56	72.45	76.98	87.85	76.98	119
San Jose	7	4,418,650	3.38	6.740	6.490	748	76.19	84.19	100.00	74.48	85.32	119
San Francisco	6	4,379,800	3.35	6.542	6.292	753	73.24	77.57	100.00	49.48	100.00	118
Arlington	6	3,545,548	2.71	6.076	5.826	742	70.95	72.23	100.00	100.00	100.00	118
Oakland	4	2,901,000	2.22	6.433	6.183	774	75.47	75.47	100.00	100.00	100.00	119
Miami	3	2,230,561	1.71	6.790	6.540	665	79.33	79.33	77.69	0.00	100.00	118
Alexandria	3	2,143,200	1.64	6.069	5.819	770	78.66	78.66	100.00	100.00	100.00	118
Bethesda	2	2,048,000	1.57	6.263	6.013	773	80.00	85.51	100.00	100.00	100.00	117
Vienna	2	1,869,600	1.43	6.450	6.200	772	79.73	79.73	100.00	100.00	100.00	118
Wilmington	2	1,800,000	1.38	6.625	6.375	764	68.66	68.66	100.00	66.67	100.00	119
Orinda	2	1,782,000	1.36	6.418	6.168	727	72.11	85.57	100.00	100.00	100.00	118
Virginia Beach	2	1,693,751	1.30	6.414	6.164	698	80.00	80.00	34.48	100.00	65.52	117
Other	155	97,024,865	74.26	6.518	6.268	749	70.84	73.90	86.19	73.72	83.71	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Original LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	17	11,811,800	9.04	6.598	6.348	741	40.33	42.61	89.84	63.28	71.60	119
50.01 - 60.00	16	10,614,732	8.12	6.480	6.230	737	56.26	57.04	80.30	67.86	70.53	118
60.01 - 70.00	22	12,929,359	9.90	6.540	6.290	763	67.16	69.48	79.91	68.76	83.98	119
70.01 - 75.00	34	24,655,540	18.87	6.648	6.398	742	73.52	77.04	97.63	69.28	93.31	119
75.01 - 80.00	109	69,121,420	52.91	6.430	6.180	747	79.46	83.12	87.37	82.68	89.38	118
85.01 - 90.00	3	1,517,683	1.16	6.461	6.211	776	89.17	89.17	39.44	39.44	60.56	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 21.72
Maximum: 90.00
Weighted Average: 71.81

Current LTV (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	17	11,811,800	9.04	6.598	6.348	741	40.33	42.61	89.84	63.28	71.60	119
50.01 - 60.00	16	10,614,732	8.12	6.480	6.230	737	56.26	57.04	80.30	67.86	70.53	118
60.01 - 70.00	22	12,929,359	9.90	6.540	6.290	763	67.16	69.48	79.91	68.76	83.98	119
70.01 - 75.00	34	24,655,540	18.87	6.648	6.398	742	73.52	77.04	97.63	69.28	93.31	119
75.01 - 80.00	109	69,121,420	52.91	6.430	6.180	747	79.46	83.12	87.37	82.68	89.38	118
85.01 - 90.00	3	1,517,683	1.16	6.461	6.211	776	89.17	89.17	39.44	39.44	60.56	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 21.72
Maximum: 90.00
Weighted Average: 71.80

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 10 Yr Hybrid ARM

Combined LTV (%)*	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0.01 - 50.00	15	10,325,300	7.90	6.643	6.393	742	39.12	39.12	88.38	67.56	67.51	119
50.01 - 60.00	15	10,005,732	7.66	6.471	6.221	739	56.31	56.31	79.10	65.90	68.74	118
60.01 - 70.00	22	12,647,559	9.68	6.470	6.220	750	65.44	67.04	79.47	68.16	83.63	119
70.01 - 75.00	27	18,401,290	14.08	6.572	6.322	741	73.84	73.84	96.83	73.19	91.04	119
75.01 - 80.00	75	49,935,823	38.22	6.482	6.232	753	78.46	79.40	82.52	76.81	87.03	119
80.01 - 85.00	5	3,698,550	2.83	6.723	6.473	732	73.25	82.97	100.00	72.96	87.89	119
85.01 - 90.00	26	15,886,760	12.16	6.441	6.191	742	80.05	89.38	94.21	75.12	93.59	118
90.01 - 95.00	16	9,749,520	7.46	6.412	6.162	746	78.71	94.51	100.00	100.00	100.00	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 21.72
Maximum: 95.00
Weighted Average: 74.91
* Including Silent Seconds

FICO Score	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
No FICO Score	3	907,940	0.69	7.010	6.760	N/A	68.68	68.68	44.72	100.00	0.00	119
640 - 659	8	5,933,515	4.54	6.706	6.456	654	72.54	75.10	72.05	65.81	92.18	118
660 - 679	15	8,461,271	6.48	6.653	6.403	671	70.07	72.62	89.11	70.10	89.69	119
680 - 699	15	10,185,368	7.80	6.416	6.166	691	72.69	76.02	94.27	49.12	100.00	118
700 - 719	22	14,431,058	11.05	6.485	6.235	708	72.35	76.28	74.29	70.28	82.57	119
720 - 739	14	9,813,542	7.51	6.456	6.206	726	70.28	71.16	84.56	81.63	76.13	119
740 - 759	27	17,798,720	13.62	6.529	6.279	750	71.00	75.34	91.38	74.03	86.59	119
760 - 779	38	25,346,811	19.40	6.541	6.291	771	70.57	75.19	89.19	72.21	81.84	118
780 - 799	38	24,714,140	18.92	6.446	6.196	790	75.58	77.14	90.18	80.75	88.54	118
800 - 819	21	13,058,169	9.99	6.388	6.138	805	69.06	71.82	95.96	100.00	90.68	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Non-Zero Minimum: 643
Maximum: 813
Non-Zero Weighted Average: 747

Mortgage Insurance	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Current LTV <= 80%	198	129,132,852	98.84	6.502	6.252	746	71.61	74.74	88.23	75.73	86.41	119
Insured by MI and Current LTV > 80%	3	1,517,683	1.16	6.461	6.211	776	89.17	89.17	39.44	39.44	60.56	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Property Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Condominium	24	14,222,850	10.89	6.530	6.280	742	70.52	73.34	90.03	73.53	71.23	119
Planned Unit Development	39	24,900,341	19.06	6.442	6.192	766	72.03	74.00	80.04	73.76	79.44	118
Single Family	135	89,921,593	68.83	6.510	6.260	742	71.87	75.34	89.18	76.65	90.79	118
Two Family	3	1,605,750	1.23	6.700	6.450	742	76.35	79.04	100.00	40.40	59.60	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Occupancy Code	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Investor Property	5	3,141,750	2.40	6.992	6.742	764	64.84	64.84	62.66	100.00	0.00	119
Owner Occupied	172	112,508,345	86.11	6.472	6.222	746	72.52	76.07	90.83	75.45	100.00	118
Second Home	24	15,000,439	11.48	6.624	6.374	745	67.91	68.32	69.17	69.10	0.00	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Purpose	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Cashout Refinance	51	33,274,907	25.47	6.597	6.347	727	69.28	70.63	83.37	76.23	88.04	119
Construction to Permanent	15	10,135,191	7.76	6.523	6.273	762	72.72	73.62	80.97	73.49	83.78	119
Purchase	99	62,436,425	47.79	6.432	6.182	755	76.37	80.13	86.89	84.38	84.28	119
Rate/Term Refinance	36	24,804,011	18.99	6.540	6.290	746	63.34	68.04	98.09	52.00	89.09	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Documentation Type	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Alternative Documentation	1	612,000	0.47	6.750	6.500	689	80.00	80.00	100.00	0.00	100.00	120
Full Documentation	152	98,396,431	75.31	6.428	6.178	751	72.88	76.14	87.24	100.00	86.27	119
Stated Documentation	48	31,642,103	24.22	6.726	6.476	733	68.33	70.99	88.74	0.00	85.35	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Index	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
1 Year LIBOR	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Margin (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.250	196	127,508,784	97.60	6.490	6.240	746	71.98	75.16	88.28	74.70	88.24	118
2.625	5	3,141,750	2.40	6.992	6.742	764	64.84	64.84	62.66	100.00	0.00	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 2.250
Maximum: 2.625
Weighted Average: 2.259

STARM 2007-4 As of August 1, 2007	Preliminary Pool - 10 Yr Hybrid ARM

Initial Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.000	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 5.000
Maximum: 5.000
Weighted Average: 5.000

Periodic Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
2.000	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 2.000
Maximum: 2.000
Weighted Average: 2.000

Lifetime Rate Cap (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
5.000	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 5.000
Maximum: 5.000
Weighted Average: 5.000

Maximum Rate (%)	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
10.001 - 10.500	1	479,999	0.37	5.250	5.000	710	80.00	80.00	0.00	100.00	100.00	117
10.501 - 11.000	21	14,214,321	10.88	5.879	5.629	747	71.10	74.28	92.87	95.89	100.00	118
11.001 - 11.500	93	57,144,169	43.74	6.340	6.090	752	74.18	77.54	84.10	85.22	86.37	118
11.501 - 12.000	75	51,098,601	39.11	6.746	6.496	743	70.33	72.89	91.38	65.34	82.59	119
12.001 - 12.500	10	6,734,945	5.15	7.205	6.955	725	63.80	66.63	83.12	32.65	78.35	119
12.501 - 13.000	1	978,500	0.75	8.000	7.750	773	71.68	90.00	100.00	0.00	100.00	119
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 10.250
Maximum: 13.000
Weighted Average: 11.502

Months to Roll	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
115 - 120	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Minimum: 116
Maximum: 120
Weighted Average: 118

Prepayment Penalty	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Interest Only	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
N	29	16,119,290	12.34	6.514	6.264	731	72.82	72.82	0.00	77.90	64.03	119
Y	172	114,531,244	87.66	6.500	6.250	749	71.67	75.20	100.00	74.95	89.22	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Interest Only Term	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
0	29	16,119,290	12.34	6.514	6.264	731	72.82	72.82	0.00	77.90	64.03	119
120	172	114,531,244	87.66	6.500	6.250	749	71.67	75.20	100.00	74.95	89.22	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Originator	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
SunTrust	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118

Historical Delinquency	Count	Balance	Pct	Gross WAC	Net WAC	FICO	Orig LTV	Orig Combined LTV	%IO	%Full Doc	%OO	Months To Roll
Loan has never been delinquent	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118
Total:	201	130,650,534	100.00	6.502	6.252	747	71.81	74.91	87.66	75.31	86.11	118